SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under Rule 14a-12

PXRE GROUP LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2004

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of PXRE GROUP LTD. will be held on May 5, 2004 commencing at 9:00 a.m., local time, at the principal executive offices of PXRE, located at the Swan Building, 26 Victoria Street, Hamilton HM 12, Bermuda, for the following purposes:

(1) To re-elect two members to our Board of Directors;

(2) To approve the recommendation of the Audit Committee of our Board of Directors that KPMG LLP (“KPMG”) be appointed as our independent auditors for the fiscal year ending December 31, 2004 and to refer the determination of the independent auditors’ remuneration to the Audit Committee of our Board of Directors;

(3) To approve the adoption of the PXRE 2004 Incentive Bonus Compensation Plan;

(4) To approve the adoption of amendments to the PXRE Director Stock Plan; and

(5) To transact such other business as may properly come before the annual general meeting and any postponements or adjournments thereof.

Information regarding the matters to be acted upon at the annual general meeting is contained in the proxy statement accompanying this notice.

Only shareholders of PXRE at the close of business on March 19, 2004, as shown by the transfer books of PXRE, are entitled to notice of, and to vote at, the annual general meeting and any adjournments thereof.

By Order of the Board of Directors

DAVID J. DOYLE, Secretary

Pembroke, Bermuda
April 1, 2004

All shareholders are cordially invited to attend the annual general meeting in person. Those shareholders who are unable to attend in person are respectfully urged to execute and return the enclosed Proxy at their earliest convenience. Any Proxy given may be revoked by delivery, at least two (2) hours prior to the commencement of the annual general meeting, either a written notice of such revocation or a duly executed Proxy bearing a later date to us at our mailing address, P.O. Box HM 1282, Hamilton HM FX, Bermuda, Attn: Secretary, or by attending the annual general meeting and voting in person.

IMPORTANT:     PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS
OF PXRE GROUP LTD.
MAY 5, 2004

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of PXRE GROUP LTD., with its principal headquarters located at the Swan Building, 26 Victoria Street, Hamilton HM 12, Bermuda, of proxies from the holders of our common shares, par value $1.00 per share (the “Common Shares”) and our convertible voting preferred shares, par value $1.00 per share (the “Preferred Shares” and, collectively with the Common Shares, the “Shares”) for use at the annual general meeting of shareholders to be held on May 5, 2004 and at any and all adjournments thereof. Shares represented at the annual general meeting by a properly executed and returned Proxy will be voted at the annual general meeting in accordance with the instructions noted thereon, or, if no instructions are noted, the Proxy will be voted in favor of the proposals set forth in the Notice of annual general meeting. Any Proxy given may be revoked by delivery, at least two (2) hours prior to the commencement of the annual general meeting, either a written notice of such revocation or a duly executed Proxy bearing a later date to us at our mailing address, P.O. Box HM 1282, Hamilton HM FX, Bermuda, Attn: Secretary or by attending the annual general meeting and voting in person.

We have not received notice of any shareholder proposals to be presented at the annual general meeting prior to the deadline for submission of such proposals as indicated in our Proxy Statement for the 2003 annual general meeting. The Board of Directors knows of no matters that are to be presented for consideration at the annual general meeting other than those described in this Proxy Statement. If other matters are properly presented, it is the intention of the persons designated as proxies on the enclosed Proxy to vote as proxies on such matters in accordance with their judgment.

Our mailing address is P.O. Box HM 1282, Hamilton HM FX, Bermuda. The Notice of Annual General Meeting, this Proxy Statement and the accompanying Proxy were first transmitted to shareholders on or about April 1, 2004.

Cost of Soliciting Proxies

We will bear the cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith. Our directors, officers and employees may solicit Proxies orally or in writing, without additional compensation. Our regularly retained investor relations firm, The Ruth Group, may also be called upon to solicit Proxies by telephone or other means, in which case we would anticipate paying a standard reasonable fee plus out-of-pocket expenses. We will reimburse brokers, fiduciaries and custodians for their reasonable costs in forwarding proxy materials to the beneficial owners of our Shares.

OUTSTANDING STOCK AND VOTING RIGHTS

Our Board of Directors fixed the close of business on March 19, 2004 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, our annual general meeting. As of the Record Date, (i) 14,102,724 Common Shares were issued and outstanding and held of record by approximately 2,400 shareholders; and (ii) 17,219.024 Preferred Shares were issued and outstanding and held of record by 9 shareholders. The presence at the annual general meeting in person or by proxy of the holders representing a majority of the outstanding Shares (giving effect to the limitations on voting referred to below) carrying the right to vote on a matter is necessary to constitute a quorum for the transaction of business at our annual general meeting.

Each Common Share entitles the holder thereof to one vote on each matter to be voted upon at the annual general meeting, except that, if a person (constructively or beneficially, directly or indirectly) owns more than 9.9% of the total voting power of all issued and outstanding Shares entitled to vote on such matter, the voting rights with respect to such Shares will be limited, in the aggregate, to voting power of 9.9%, as specified in our Bye-Laws. As of the Record Date, holders of the Common Shares are entitled to exercise approximately 55% of the votes that may be cast at the annual general meeting on all matters submitted other than the election of directors. With respect to the election of the Class III directors, the holders of the Common Shares are entitled to exercise 100% of the votes that may be cast at the annual general meeting. Due to limitations on voting power discussed below, as of the Record Date, the aggregate votes represented by the Common Shares with respect to the election of the Class III directors amounts to 13,949,874 votes.

Each Preferred Share entitles the holder thereof to vote on a fully converted basis with the Common Shares, together as a class, on all matters which are submitted to a vote of the shareholders, other than the election of Class I, II and III directors. These Preferred Shares outstanding on the Record Date are ultimately convertible into 12,100,508 Common Shares based on the current conversion price of $14.23.

Under our Bye-Laws, absent a Board waiver, no person is entitled to exercise voting power on a matter in excess of a maximum limitation of 9.9% of the votes conferred on all of our Shares entitled to vote on such matter, after taking into consideration all votes held directly, indirectly, beneficially or through attribution. The Board has determined to waive this requirement with respect to Capital Z Financial Services Fund II, L.P. (“Capital Z Fund”) and Capital Z Financial Services Private Fund II, L.P. (“Capital Z Private Fund” and, together with Capital Z Fund and their affiliates, “Capital Z”), but not with respect to any other holder of Preferred Shares or Common Shares. Due to the application of the limitation in our Bye-Laws and the action by the Board, as of the Record Date, holders of the Preferred Shares are entitled to exercise 45% of the votes that may be cast at the annual general meeting on all matters submitted other than the election of Class III directors, upon which they are not entitled to vote.

All matters referenced in this Proxy Statement upon which the shareholders will be asked to consider and vote upon will, in accordance with our Bye-Laws, be decided by an ordinary resolution; that is, a resolution passed by a simple majority of votes cast in person or by proxy at the annual general meeting entitled to vote on such matter. A resolution put to a vote at the annual general meeting will be decided on by a show of hands, unless a poll has been demanded pursuant to our Bye-Laws. On matters to be decided by ordinary resolution, Shares represented at the annual general meeting whose votes are withheld on any matter, shares that are represented by “broker non-votes” (i.e., shares held by brokers or nominees that are represented at the annual general meeting but with respect to which the broker or nominee has not received voting instructions from the beneficial owner and is not empowered to vote on a particular proposal) and the Shares that abstain from voting on any particular matter are not included in the tabulation of the Shares voting on such matter, but are counted for quorum purposes. Member brokerage firms of the New York Stock Exchange, Inc. (the “NYSE”) that hold Shares in street name for beneficial owners, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, may vote in their discretion upon the proposals for the election of directors and the ratification of the appointment of KPMG but not on approval of the adoption of the PXRE 2004 Incentive Bonus Compensation Plan or the amendments to the PXRE Director Stock Plan.

The following table indicates those persons known to us (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), who own beneficially more than 5% of the Common Shares or Preferred Shares outstanding, as applicable, as of the Record Date:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class Outstanding	Percent of Voting Rights (1)

Common Shares	DePrince, Race & Zollo, Inc.	1,306,900 shares	(2)	9.3%	5.12%
	201 S. Orange Avenue Suite 850 Orlando, FL 32801

Common Shares	FMR Corp. and Affiliates	1,323,200 shares	(3)	9.4%	5.18%
	82 Devonshire Street Boston, MA 02109

Common Shares	Royce & Associates, LLC
	and Affiliates	1,220,439 shares	(4)	8.7%	4.78%
	1414 Avenue of the Americas New York, NY 10019

Common Shares	SAB Capital Advisors, L.L.C.
	and Affiliates	1,158,500 shares	(5)	8.2%	8.45%	(5)
	712 Fifth Avenue 42nd Floor New York, NY 10019

Common Shares	Wells Fargo & Company
	and Affiliates	705,858 shares	(6)	5.0%	2.76%
	420 Montgomery Street San Francisco, CA 94104
Series A	Capital Z Partners, Ltd.
Preferred Shares	& Affiliates	8,609.51 shares	(7)	100%	23.68%	(8)
	54 Thompson Street New York, NY 10012

Series B	Reservoir Capital Management
Preferred Shares	L.L.C. & Affiliates	4,316.24 shares	(9)	75%	9.9%	(8)
	650 Madison Avenue 26th Floor New York, NY 10022

Series B	SAB Capital Advisors, L.L.C.
Preferred Shares	and Affiliates	1,423.44 shares	(5)	25%	8.45%	(5)(8)
	650 Madison Avenue 26th Floor New York, NY 10022

Series C	RER Reinsurance Holdings, L.P.	2,755.04 shares	(10)	96%	7.58%	(8)
Preferred Shares	777 Main Street Suite 2250 Fort Worth, TX 76102

(1)
Reflects the percentage of voting rights on all matters being submitted to the annual general meeting other than the election of directors. The Preferred Shares are not entitled to vote on the election of Class III directors. Under our Bye-Laws, absent a Board waiver, no person is entitled to exercise voting power on a matter in excess of a maximum limitation of 9.9% of the votes conferred on all of our Shares entitled to vote on such matter, after taking into consideration all votes held directly, indirectly, beneficially or through attribution. The Board has determined to waive this requirement with respect to Capital Z (including, for such purpose, certain of their affiliates).

(2)
According to the Schedule 13G filed with the Securities & Exchange Commission (the “Commission”) on January 28, 2004 by DePrince, Race & Zollo, Inc. (“DePrince”), DePrince has the sole power to vote and dispose of these Common Shares.

(3)
According to amendment number eight to a Schedule 13G jointly filed with the Commission on February 17, 2004 by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management and Research Company and Fidelity Low Priced Stock Fund (the “FMR Entities”), each of the FMR Entities except for Abigail P. Johnson has the sole power to dispose of these Common Shares while the power to vote or direct the voting of such shares was reported as residing with the Board of Trustees of the Funds as that term is defined in the Schedule 13G.

(4)	According to the Schedule 13G filed with the Commission on February 11, 2004 by Royce & Associates, LLC (“Royce”), Royce has the sole power to vote and dispose of these Common Shares.
(5)
According to amendment number three to the Schedule 13G filed with the Commission on February 17, 2004 by SAB Capital Advisors, L.L.C. and the other entities and person named therein (collectively, the “SAB Entities”), the SAB Entities beneficially own the 1,158,500 Common Shares indicated opposite their name in the above table by virtue of: SAB Capital Partners, L.P.’s beneficial ownership of 541,699 Common Shares; SAB Capital Partners II, L.P.’s beneficial ownership of 13,630 Common Shares; SAB Capital Advisors, L.L.C.’s beneficial ownership of 555,329 Common Shares; and the beneficial ownership of 603,171 Common Shares by SAB Capital Management, L.L.C. and SAB Overseas Capital Management, L.P. The amended Schedule 13G reports that each of the SAB Entities share voting and dispositive power with respect to the Common Shares reported as beneficially owned. The amended Schedule 13G also reports that Mr. Scott A. Bommer beneficially owns, and shares voting and dispositive power with respect to, all 1,158,500 Common Shares beneficially owned by the other SAB Entities. According to the Share Register of PXRE, as of Record Date, the various SAB entities also collectively held 1,423.44 Series B Preferred Shares as follows: SABCPI held 455.35 B-1 Preferred Shares and 227.67 B-2 Preferred Shares, SABCPII held 14.54 B-1 Preferred Shares and 7.27 B-2 Preferred Shares, and SABOF held 479.07 B-1 Preferred Shares and 239.54 B-2 Preferred Shares. The Preferred Shares held by the SAB Entities are convertible in to 1,000,309 Common Shares.

(6)
According to the Schedule 13G filed with the Commission on February 10, 2004 by Wells Fargo & Company and other entities named therein (collectively, the “Wells Fargo Entities”), the Wells Fargo Entities have the sole power to vote 472,100 of these Common Shares, the sole power to dispose of 657,700 of these Common Shares, and shared power to dispose of 15,658 of these Common Shares.

(7)
According to the Share Register of PXRE, Capital Z holds the 8,609.51 Preferred Shares, which includes 5,709.26 A1 Preferred Shares and 2,854.63 A2 Preferred Shares owned by Capital Z Fund and 30.41 A1 Preferred Shares and 15.20 A2 Preferred Shares owned by Capital Z Private Fund. The 8,609.51 Preferred Shares held by Capital Z are convertible into 6,050,253 Common Shares. In addition, Capital Z Management, LLC holds 5,000 Restricted Common Shares and options exercisable within 60 days to purchase 3,333 Common Shares that were granted to it under our Director Stock Plan as the designee of Susan Fleming and Bradley Cooper. Under our Bye-Laws, absent a Board waiver, no person is entitled to exercise voting power on a matter in excess of a maximum limitation of 9.9% of the votes conferred on all of our shares entitled to vote on such matter, after taking into consideration all votes held directly, indirectly, beneficially or through attribution. The Board has determined to waive this requirement with respect to the Capital Z (including, for such purpose, certain of their affiliates).

(8)	The Preferred Shares vote on an as-converted basis with the Common Shares. The conversion ratio is based on the current conversion price of $14.23.

(9)
According to the Share Register of PXRE, Reservoir Capital Partners Master Fund, L.P. (“Reservoir Master Fund”) and Reservoir Capital Partners, L.P. (“Reservoir Partners” and, together with Reservoir Master Fund and their various affiliates, “Reservoir”) hold the 4,316.23 Preferred Shares, which includes 2,463.13 B1 Preferred Shares and 1,231.57 B2 Preferred Shares owned by Reservoir Partners and 414.36 B1 Preferred Shares and 207.18 B2 Preferred Shares owned by Reservoir Master Fund. The 4,316.23 Preferred Shares held by Reservoir are convertible into 3,033,193 Common Shares. According to an Amended Schedule 13D filed on July 15, 2002 by Reservoir, Reservoir holds 150,350 Common Shares. In addition, Reservoir holds 2,500 Restricted Common Shares and options exercisable within 60 days to purchase 1,666 Common Shares that were granted to it under our Director Stock Plan as a designee of Craig Huff. Under our Bye-Laws, absent a Board waiver, no person is entitled to exercise voting power on a matter in excess of a maximum limitation of 9.9% of the votes conferred on all of our shares entitled to vote on such matter, after taking into consideration all votes held directly, indirectly, beneficially or through attribution. Accordingly, the Reservoir will only be permitted to exercise 2,529,081 votes at the annual general meeting with respect to matters other than the election of Class III directors and will not be permitted to exercise any votes with respect to the election of Class III directors.

(10)
According to the Share Register of PXRE, RER holds the 2,755.04 Preferred Shares, consisting of 1,836.70 C1 Preferred Shares and 918.34 C2 Preferred Shares owned by Rainwater. The 2,755.04 Preferred Shares held by RER are convertible into 1,936,081 Common Shares. Based on the Amended Schedule 13D filed on July 15, 2002, we believe Richard Rainwater, as the sole general partner of RER, has the sole voting and dispositive power with respect to the 2,755.04 Preferred Shares held by RER.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bye-Laws provide for the election of directors by our shareholders. In accordance with the Bye-Laws, our Board of Directors is divided into four classes (Classes I, II, III and IV) with Class I, II and III being as nearly equal in number as possible. Classes I, II and III are elected by the holders of our Common Shares. With respect to such classes, the terms of office of the members of one class expire and a successor class is elected at each annual general meeting of the shareholders. The holders of our Preferred Shares and Convertible Common Shares have the right to designate up to four Class IV directors, but do not have the right to vote for the election of Class I, II and III directors. Subject to certain share ownership requirements, holders of our Series A Preferred Shares and Class A Common Shares are entitled to appoint up to two Class IV directors, the holders of our Series B Preferred Shares and Class B Common Shares are entitled to appoint one Class IV director, and the holders of our Series C Preferred Shares and Class C Common Shares are entitled to appoint one Class IV director. In the event any holder fails to maintain any requisite ownership level and relinquishes a Board seat as a result, such Board seat will thereafter be filled in accordance with Bye-Law 22 of the Bye-Laws.

At the annual general meeting, the terms of office of the Class III directors will terminate. Therefore, the Board of Directors has nominated Gerald L. Radke and F. Sedgwick Browne (each of whom is also presently serving on the Board) for re-election as Class III directors to serve three-year terms until the annual general meeting of shareholders in 2007 and until their successors have been elected and qualified. It is intended that Proxies will be voted in favor of these persons. If, for any reason, either of the nominees is not able or willing to serve as a director when the election occurs (a situation which is not presently contemplated), it is intended that the Proxies will be voted for the election of a substitute nominee in accordance with the judgment of the Proxy holder.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE “FOR” THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR NAMED ABOVE.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

The following are our Class I, II and III directors. Unless otherwise indicated, all of the following directors have served in such capacity with PXRE since its organization in August 1999 and with its predecessor, PXRE Corporation (“PXRE Delaware”), since 1986.

Class I Directors—Term Expiring in 2005

Franklin D. Haftl (69) was elected a director of PXRE Delaware in February 1997 and has been in the insurance and reinsurance industry since 1958. He served as President and Chief Executive Officer of Unione Italiana Reinsurance Company of America, Inc. from October 1988 to March 1994. Mr. Haftl is a certified arbiter member of the American Arbitration Association and has served and continues to serve as an umpire on numerous arbitration panels adjudicating commercial insurance and reinsurance related disputes.

Wendy Luscombe (52) was elected a director of PXRE Delaware in November 1993. She has been a principal of WKL Associates, a company which provides U.S. real estate investment advisory services to U.K. companies including the UK Prudential, since May 1994. Ms. Luscombe has been a director of Zweig Fund and Zweig Total Return Fund since February 2001 and has also been a director of Endeavor Real Estate Securities since November, 2000. Since December 2003, Ms. Luscombe has also been Chairman and member of the Management Oversight Committee for the Deutsche Bank International Real Estate Opportunities Fund.

Class II Directors—Term Expiring in 2006

Robert W. Fiondella (61) retired as Chairman of the Board of The Phoenix Companies, Inc. on March 31, 2003. Prior thereto, he served as Chairman of the Board of The Phoenix Companies, Inc. since November 2000. He also served as Chief Executive Officer of The Phoenix Companies, Inc. from November 2000 to January 2003 and Chairman and Chief Executive Officer of Phoenix Home Life since February 1994. Mr. Fiondella was also a director of Phoenix Charter Oak Trust Company, as well as an officer of various other Phoenix Home Life subsidiaries. Mr. Fiondella is also a director of Hilb, Rogal and Hamilton, an insurance brokerage firm.

Philip R. McLoughlin (57) was a director, Chairman and Chief Executive Officer of Phoenix Investment Partners, Ltd. from October 1995 to September 2002. Mr. McLoughlin was also Executive Vice President, Chief Investment Officer and a director of The Phoenix Companies, Inc. from November 2000 to July 2002: He also served in various positions, including Chief Investment Officer for Phoenix Life Insurance Company and its subsidiaries until September 2002. Mr. McLoughlin currently serves as a director of many of Phoenix’s mutual funds.

Class III Directors—Terms Expiring in 2004

Gerald L. Radke (59) has been the Chairman of the Board of Directors since 1995. Mr. Radke retired as Chief Executive Officer of PXRE on June 30, 2003. Mr. Radke had been the Chief Executive Officer and a director of PXRE (and its predecessor PXRE Delaware) since 1986.

F. Sedgwick Browne (61) was elected a director of PXRE Delaware in June 1999 and has been Vice-Chairman of the Board of Directors since 2003. He is a counsel at Sidley Austin Brown & Wood LLP, a law firm, specializing in the insurance and reinsurance industry. Prior to becoming counsel at Sidley Austin Brown & Wood LLP on September 5, 2002, he was senior counsel at Morgan, Lewis & Bockius LLP. Prior to becoming senior counsel at Morgan Lewis & Bockius LLP, he was a partner of that firm. Mr. Browne was elected a director of PXRE Delaware in June 1999.

Class IV Directors—Terms Expiring in 2004

Upon issuance of the Preferred Shares on April 4, 2002, the holders of the Preferred Shares designated the following individuals as Class IV directors:

Bradley E. Cooper (37) (Series A Director) is a Partner and co-founder of Capital Z. Prior to joining Capital Z in 1998, Mr. Cooper served in a similar role at Insurance Partners Advisors, L.P. (“Insurance Partners”) from 1994 to 1998. Mr. Cooper serves on the Board of Directors of CERES Group, Inc., Universal American Financial Corp., CHD Meridan Healthcare, Tendagio, Inc. and Placemark Investments, Inc.

Susan S. Fleming (34) (Series A Director) was a Partner of Capital Z until December 31, 2003, when she left Capital Z to pursue academic and consulting interests. Prior to joining Capital Z in 1998, Ms. Fleming served as Vice President of Insurance Partners from 1994 to 1998. Ms. Fleming currently serves on the Board of Directors of CERES Group, Inc.

Craig A. Huff (39) (Series B Director) is the President and co-founder of Reservoir Capital Group, a New York-based private investment firm. Prior to co-founding Reservoir in 1997, he was a partner at Ziff Brothers Investments, a generalist investment firm managing Ziff family capital from 1993 to 1997. Previously, he served as a Nuclear Submarine Officer in the U.S. Navy. Mr. Huff currently serves on the Board of Directors of ARC Systems, Inc., Talbot Holdings Limited and Sithe Energies, Inc.

Robert Stavis (41) (Series C Director) is a Partner of Bessemer Venture Partners’ Larchmont, New York office. He primarily focuses on early-stage investments in financial services technologies and software. Prior to joining Bessemer in July 2000, he was the co-head of global arbitrage trading for Salomon Smith Barney. He served as a member of the firm’s operating committee, risk management committee, and the control and compliance committee, and was involved in the transition of Salomon Brothers during mergers with Travelers and then Citicorp. He currently serves on the Board of Directors of LifeHarbor Inc., Diogenes, Inc., Skype Technologies, AIT Group Limited, Gerson Lehrman Group and & Soleil Securities Group, Inc.

We had the following executive officers at December 31, 2003:

Jeffrey L. Radke (35) has been the Chief Executive Officer and President of PXRE since June 2003. Prior to June 2003, Mr. Radke had served as President and Chief Operating Officer of PXRE since May 2002. Mr. Radke was Executive Vice President of PXRE from November 1999 to May 2002. Mr. Radke served as President of Select Reinsurance Ltd. from 1998 to November 1999. From 1996 to 1998, he was Senior Vice President — Capital Markets Products of CAT Limited. Jeffrey Radke is Gerald Radke’s son.

Michael J. Bleisnick (52) was Executive Vice President — London Market Operations and had been an Executive Vice President of PXRE since March 1993. Mr. Bleisnick retired effective February 23, 2004.

Bruce J. Byrnes (36) is the General Counsel and Secretary of PXRE Delaware and PXRE Reinsurance Company. Prior to joining us in May 2001, Mr. Byrnes was an Associate of the law firm of Morgan, Lewis & Bockius LLP from September 1998, where he specialized in corporate and reinsurance matters. Prior to that, Mr. Byrnes was an Associate of the law firm of Baker & McKenzie, where he also specialized in corporate and reinsurance matters.

Gordon Forsyth, III (55) was Executive Vice President and Chief Underwriting Officer and prior to that had been an Executive Vice President of PXRE since March 1993. Prior thereto, he was a Senior Vice President of PXRE. Mr. Forsyth retired effective February 15, 2004.

Guy D. Hengesbaugh (45) is Chief Operating Officer of PXRE and President of PXRE Reinsurance Ltd. Prior to joining PXRE in August of 2002, Mr. Hengesbaugh was President and Chief Executive Officer of LaSalle Re Holdings Limited since 1999 and, prior to that, held various positions with LaSalle Re Holdings Limited since 1993.

John M. Modin (38) is Executive Vice President and Chief Financial Officer of PXRE. Prior to joining PXRE in September 2002, Mr. Modin was the Chief Financial Officer of Enterprise Reinsurance Holdings Corporation. Prior to joining Enterprise in 1997, Mr. Modin, a CPA, was a Senior Manager with KPMG in New York where he served clients in the property and casualty, life, reinsurance, financial guarantor and brokerage insurance sectors.

Following December 31, 2003, the following person became an executive officer:

John T. Daly (47) became Executive Vice President — International of PXRE in 2004. Mr. Daly had served as a Senior Vice President — International since joining PXRE in November 2002. Prior to joining PXRE, John was the Active Underwriter for Syndicate 566 in Lloyd’s and a board director of Limit Underwriting Agency. From 1982 to 1998, Mr. Daly worked for Hartford Fire Insurance Company’s U.K. subsidiaries, and from 1992 served as President of Hartford’s European reinsurance operations.

All of our executive officers hold office at the pleasure of the Board of Directors.

The following table sets forth certain information concerning beneficial ownership of our Shares as of the Record Date by the directors, the five executive officers named below under the heading “Executive Compensation” and all directors and executive officers as a group, as of the Record Date:

Directors and Named Executive Officers	Common Shares Beneficially Owned (1)		Percent Beneficially Owned (1)

Gerald L. Radke	445,066	(2)	3.2%
F. Sedgwick Browne	46,157	(3)	*
Bradley E. Cooper	4,333	(3)	*
Robert W. Fiondella	56,981	(3)	*
Susan S. Fleming	4,333	(3)	*
Franklin D. Haftl	27,051	(3)	*
Craig A. Huff	162,285	(4)	1.2%
Wendy Luscombe	42,054	(3)	*
Philip R. McLoughlin	46,312	(3)	*
Robert Stavis	11,722	(5)	*
Jeffrey L. Radke	218,001	(6)	1.5%
Michael J. Bleisnick	259,887	(6)	1.3%
Bruce J. Byrnes	86,712	(6)	*
Gordon Forsyth, III	288,049	(6)	2.0%
Guy D. Hengesbaugh	44,409	(6)	*
All directors and executive officers as a group (17 persons)	1,824,413	(7)	12.9%

*	Beneficially owns less than 1% of the Common Shares outstanding.

(1)
The number of Common Shares set forth opposite the names of Mr. Browne, Mr. Cooper, Ms. Fleming, Mr. Haftl, Mr. Huff, Ms. Luscombe and Mr. Stavis does not include the 2,000 shares granted to each such director under the PXRE Director Deferred Stock Plan (described below under the heading “The Board of Directors and Its Committees and Director Compensation”), as to which shares such directors held neither voting nor investment power as of the Record Date. Pursuant to the terms of the Director Deferred Stock Plan, on each date that dividends are paid to shareholders in respect of the Common Shares, we make dividend equivalent payments, in cash, in respect of each Common Share granted, but not yet delivered, under such Plan.

(2)
Mr. G. Radke beneficially owns 3.2% of our issued and outstanding Common Shares. The number of Common Shares set forth opposite Mr. G. Radke’s name includes options exercisable within 60 days to purchase 358,741 Common Shares.

(3)
Includes, with respect to each of the following individuals, options exercisable within 60 days to purchase the indicated number of Common Shares: Mr. Browne, 27,514 shares; Mr. Cooper, 3,333 shares; Ms. Fleming, 3,333 shares; Mr. Fiondella, 48,481 shares; Mr. Haftl, 21,916 shares; Ms. Luscombe, 36,404 shares; and Mr. McLoughlin, 42,978 shares. Also includes for Mr. Browne 3,028 Common Shares owned by his wife, as to which Mr. Browne disclaims beneficial ownership.

(4)
According to a Schedule 13D filed with the Commission, Reservoir Management reports shared dispositive and voting power with respect to 150,350 Common Shares. In addition, Reservoir holds 2,500 Restricted Common Shares and options exercisable within 60 days to purchase 1,666 Common Shares that were granted to it under our Director Stock Plan as a designee of Craig Huff. Reservoir Management also holds beneficial ownership of 4,316.23 Preferred Shares (which are ultimately convertible into 3,033,193 Common Shares). Mr. Huff may be deemed to beneficially own such Common Shares and Preferred Shares by virtue of his position as President of Reservoir Management. Mr. Huff disclaims beneficial ownership as to all of the Reservoir shares. Also includes options exercisable within 60 days granted to Mr. Huff to purchase 6,769 Common Shares.

(5)
Includes options exercisable within 60 days to purchase 8,222 Common Shares. Mr. Stavis also holds 76.53 C1 Preferred Shares and 38.26 C2 Preferred Shares, which, collectively, are ultimately convertible into 80,670.41 Common Shares.

(6)
Includes, with respect to each of the following individuals, options exercisable within 60 days to purchase the indicated number of Common Shares: Mr. Bleisnick, 228,105 shares; Mr. Byrnes, 43,377 shares; Mr. Forsyth, 239,129 shares; Mr. J. Radke, 149,445 shares and Mr. Hengesbaugh, 12,483 shares.

(7)	Includes options exercisable within 60 days to purchase 1,251,392 Common Shares.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
AND DIRECTOR COMPENSATION

The Board of Directors and its Committees

We are managed under the direction of the Board of Directors, whose overarching purpose is to maximize long-term shareholder value. In fulfilling its duties and responsibilities, the Board and its committees oversee and advise management on corporate governance matters, financial and business strategies, our capital structure and financial policies and practices, assessment of risks, and management development, compensation and succession. Our Corporate Governance Guidelines sets forth the duties and responsibilities of the Board, criteria for the composition of, membership on, and performance of the Board, procedures for and required meetings of the Board and its committees, and leadership development. These Guidelines are available on our website at http://

www.pxre.com and will be delivered free of charge upon request. To request a copy of our Guidelines, contact The Ruth Group, 141 Fifth Avenue, New York, NY 10010.

Board Meetings.     In 2003, our Board of Directors met six times. Other than Messrs. Cooper and Haftl, no director attended fewer than 75% of the aggregate of (i) the total number of Board meetings (held when such person was a director) and (ii) the total number of meetings held by the standing committees on which he or she served (during the periods that he or she served). Mr. Cooper attended 73% of the aggregate number of meetings of the Board and the committees on which he served during 2003. Mr. Haftl attended 66% of the aggregate number of meetings of the Board and the committees on which he served during 2003.

It is the policy of the Board that all directors attend the annual general meetings of PXRE’s shareholders.

Procedures for Contacting the Board.     Shareholders may communicate with the Board generally or a specific Board member at any time by writing to our Secretary at our mailing address, P.O. Box HM 1282, Hamilton HM FX, Bermuda, Attn: Secretary. The Secretary reviews all messages received, and forwards any message that reasonably appears to be a communication from a shareholder about a matter of shareholder interest that is intended for communication to the Board. Communications are promptly sent to the Board members to whom they are addressed, or if addressed to the Board generally, to the Chair of the Nominating/Corporate Governance Committee. Because other appropriate avenues of communication exist for matters that are not of shareholder interest, such as employee grievances, communications that do not relate to matters of shareholder interest are not forwarded to the Board. The Secretary has the right, but not the obligation, to forward such other communications to appropriate channels within the Company.

Board Independence.     The Board of Directors has determined that each of its members, other than Gerald Radke, is “independent” as defined by the listing standards of the NYSE. The Corporate Governance Guidelines include the following categorical standards to be applied by the Board in making independence determinations:

(a)      A director will not be deemed independent until three years after the end of any of the following relationships: (i) the director is employed by PXRE (which term includes, for purposes of this section, any parent or subsidiary of PXRE); (ii) someone in the director’s immediate family, that is, a spouse, parents, children, siblings, parents-in-law, sons and daughters-in law, brothers and sisters-in-law and anyone who shares such person’s home, is employed by PXRE as an executive officer; (iii) the director is employed by or affiliated with PXRE’s present or former independent or internal auditors; (iv) someone in the director’s immediate family is employed or affiliated with PXRE’s present or former internal or independent auditors; or (v) the director or someone in her/his immediate family is employed as an executive with another entity that concurrently has as a member of its compensation (or equivalent) committee of the board of directors any of PXRE’s executive officers.

(b)      The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) the director, or any of his or her immediate family members who is an executive officer of PXRE, accepts or has accepted payments (including political contributions and payments pursuant to personal services or consulting contracts) directly or indirectly from PXRE, the Chairperson, Chief Executive Officer or other executive officer, other than for service as a member of the Board or a committee of the Board and other than pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), of less than $100,000 during any of the past three twelve-month periods; and (ii) the director is an executive officer or employee, or has an immediate family member who is an executive officer or employee, of any organization to which PXRE made or from which PXRE received payments for property or services in an annual aggregate amount that is less than 2% of such organization’s consolidated gross revenues or $1 million, whichever is greater, in any of the past three fiscal years.

(c)      For relationships not covered by the guidelines in subsection (b) above, the determination of whether the relationship is material or not, and, therefore, whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in subsections (a) and (b) above.

In establishing and applying these independence criteria, the Board of PXRE seeks to ensure independence from management. Accordingly, these criteria do not provide that, and PXRE does not view, the ownership of even a significant amount of stock of PXRE, by itself, as a bar to the Board determining when a director is independent.

Audit Committee Independence.     In determining Audit Committee member independence, the Board applies the independence standards of the NYSE, the categorical standards set forth in our Corporate Governance Guidelines, and the following additional categorical standards, which are set forth in our Audit Committee Charter:

(a) No Audit Committee member or immediate family member (as such term is used in our Corporate Governance Guidelines) of such Committee member may be an “affiliated person” of PXRE or any of its subsidiaries, as that term is defined by the rules and regulations of the Commission; and

(b) No Audit Committee member shall accept any consulting, advisory, or other fees from PXRE, except for fees for services as a director and member of the Audit Committee and any other Board committee.

Independence Determinations of the Board.     The Board has determined that each of Messrs. Browne, Fiondella, Haftl and McLoughlin and Ms. Luscombe satisfies the categorical independence standards set forth in our Corporate Governance Guidelines and are “independent” within the meaning of the applicable rules of the NYSE.

The Board has further determined that each of directors serving on the Audit Committee (Messrs. Fiondella, Haftl and McLoughlin and Ms. Luscombe) satisfies the categorical independence standards set forth in our Audit Committee Charter and are “independent” within the meaning of the applicable rules of the NYSE and the Commission.

Each of Messrs. Cooper, Huff and Stavis and Ms. Fleming (the “Class IV Directors”) has been designated by persons who own varying significant amounts of our Preferred Shares. The Board has evaluated this fact and the relationship of the Class IV Directors with management, and determined that each of the Class IV Directors is independent under the categorical independence standards set forth in our Corporate Governance Guidelines and also within the meaning of the applicable rules of the NYSE.

The Board has determined that Mr. Gerald Radke is not independent from management.

Executive Sessions of Non-Management Directors.     In order to promote open discussion among the non-management directors, the Board schedules regular executive sessions, at least four times each year, in which those directors meet without management participation. Unless the Chairman of the Board is an independent director of the Board, the chair of each executive session will rotate amongst the chairpersons of the company’s standing committees in the following order: (1) Audit, (2) Investment, (3) Human Resources and (4) Nominating/Corporate Governance. Any interested party may contact the independent directors as a group or the presiding director by using the procedures set forth above under “Procedures for Contacting the Board.”

Board Committees.     There are five standing committees of the Board of Directors: the Audit Committee, the Human Resources Committee, the Investment Committee, the Nominating/Corporate Governance Committee and the Executive Committee. The members of each of these committees are “independent” within the meaning of the applicable rules of the NYSE and the Commission, except for Mr. Gerald Radke, who is a member of the Executive Committee.

Audit Committee.     The members of the Audit Committee are Messrs. McLoughlin (Chairman), Haftl, Fiondella and Ms. Luscombe. The members of the Audit Committee are responsible for, among other things, assisting the Board of Directors in fulfilling its responsibilities in connection with our accounting and financial reporting practices and overseeing the qualifications and performance of the independent auditors. A copy of the Charter of the Audit Committee is attached as Appendix A and is available on our website — www.pxre.com. In 2003, the Audit Committee met six times.

The Board has determined Mr. McLoughlin and Mr. Fiondella each qualify as an “audit committee financial expert” as that term is defined by the rules and regulations of the Commission.

The Audit Committee has adopted procedures for its receipt, retention, and treatment of concerns and complaints regarding accounting, internal accounting controls, or auditing matters. The Audit Committee has overseen the creation of a telephone hotline. All submissions may be made on a confidential, anonymous basis, but the Audit Committee encourages that anyone making a submission supply his or her contact information to facilitate follow-up, clarification and assistance with investigations of the concern or complaint. We do not permit retaliation or discrimination of any kind against employees for any complaints submitted in good faith.

Human Resources Committee.     The members of the Human Resources Committee are Messrs. Fiondella (Chairman), Haftl, Huff, McLoughlin and Ms. Fleming. The Human Resources Committee performs the functions of a compensation committee, including approval of the compensation paid to the Chief Executive Officer and other executive officers and the administration of our various stock option and other compensation plans. A copy of the Charter of the Human Resources Committee is available on our website — www.pxre.com. In 2003, the Human Resources Committee met six times.

Nominating/Corporate Governance Committee.     The members of the Nominating/Corporate Governance Committee are Messrs. Browne (Chairman), Fiondella, Stavis and Ms. Fleming. The Nominating/Corporate Governance Committee identifies, evaluates and recommends to the Board individuals who have credentials qualifying them to be directors of PXRE’s Board, either for appointment to the Board or to stand for election at a meeting of the shareholders and develops and recommend to the Board corporate governance guidelines for PXRE. A copy of the Charter of the Nominating/Corporate Governance Committee is available on our website — www.pxre.com. The Nominating/Corporate Governance Committee met four times in 2003.

The Nominating/Corporate Governance Committee considers recommendations for director nominees from a variety of sources, including members of our Board and those of our subsidiaries, business contacts, significant shareholders, community leaders, third-party advisory services and members of management. The Nominating/Corporate Governance Committee also considers shareholder recommendations for director nominees that are properly received in accordance with our Bye-laws and the applicable rules and regulations of the Commission.

The Board believes that all of its members should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its members should ideally reflect a mix of experience and other qualifications. At a minimum, any director candidate must satisfy all applicable requirements under the Exchange Act and the listing standards of the NYSE for members of committees of boards of directors. In addition, the Nominating/Corporate Governance Committee may take into consideration a director candidate’s experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business, willingness and ability to devote time to board and committee duties, financial literacy, risk management skills, and, for incumbent members of the Board, his or her past performance.

The Nominating/Corporate Governance Committee will consider director candidates recommended by shareholders. Recommendations must be in writing and sent to our corporate secretary at P.O. Box 1282, Hamilton HM FX, Bermuda, Attn: Secretary, not later than sixty days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was first mailed to shareholders. The shareholder’s notice must set forth for a person proposed to be nominated, the person’s consent to being named in the proxy statement as a nominee and to serving as a director if elected and (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed under applicable rules and regulations of the Commission, including the written consent of the person proposed to be nominated to being named in the proxy statement as a nominee and to serving as a director if elected. The shareholder’s notice must also set forth as to the shareholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, and (ii) the class and number of Common Shares that are owned of record by such shareholder and beneficially by such beneficial owner.

Investment Committee.     The members of the Investment Committee are Ms. Luscombe (Chairwoman) and Messrs. Browne, Cooper and Stavis. The members of the Investment Committee are responsible for monitoring and approving the investment policies and the investments of PXRE and our reinsurance subsidiaries, including PXRE Reinsurance Company (“PXRE Reinsurance”) and PXRE Reinsurance Ltd. (“PXRE Bermuda”), and for overseeing investment management, which during 2003, was carried out by General Re — New England Asset Management, Inc. and by Mariner Investment Group, Inc. In 2003, the Investment Committee met five times.

Executive Committee.     The members of the Executive Committee are Messrs. G. Radke, Cooper, Huff and Fiondella. The Executive Committee is vested with the authority to exercise the powers of the full Board of Directors during the intervals between its meetings. In 2003, the Executive Committee met once.

Code of Ethics.     We have adopted a Code of Business Conduct and Ethics for our directors, officers and employees, which we updated in February of this year. This code meets the definition of “code of ethics” under the rules and regulations of the Commission. We have posted the code on our website — www.pxre.com and included it as an exhibit to our annual report on Form 10-K for fiscal 2003, which we have filed with the Commission.

Report of the Audit Committee of the Board of Directors of PXRE

The Audit Committee of the PXRE Board of Directors (the “Committee”) is composed of four independent directors and operates under a written charter adopted by the Board of Directors. A copy of the Charter of the Audit Committee is attached as Appendix A and is available on our website — www.pxre.com. As of the date of this Report, the members of the Audit Committee are Philip R. McLoughlin (“Chairman”), Franklin D. Haftl, Robert W. Fiondella and Wendy Luscombe. The Audit Committee, subject to shareholder approval, appoints PXRE’s independent auditors and oversees their performance.

Management is responsible for PXRE’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. PXRE’s independent auditors are responsible for performing an independent audit of those consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. Our responsibility is to monitor and oversee these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on PXRE’s financial statements. Furthermore, our considerations and discussions with management and the independent auditors do not assure that PXRE’s financial statements are presented in accordance with generally accepted accounting principles in the United States of America, that the audit of PXRE’s financial statements has been carried out in accordance with generally accepted auditing standards or that PXRE’s independent auditors are in fact “independent.”

In this context, we have reviewed and discussed PXRE’s consolidated financial statements with management and the independent auditors. We discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified or supplemented. PXRE’s independent auditors also provided us with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and we discussed with the independent auditors that firm’s independence.

Based upon our discussions with management and the independent auditors and our review of the representations of management and the report of the independent auditors to the Committee, we recommended to the Board of Directors that the PXRE’s audited consolidated financial statements be included in the PXRE’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Dated:     March 8, 2004

AUDIT COMMITTEE

Philip R. McLoughlin (Chairman)
Robert W. Fiondella
Wendy Luscombe
Franklin D. Haftl

Compensation of Directors

Cash Compensation.     In 2003, each non-employee director received an annual retainer of $35,000. The Audit Committee Chairperson received an additional retainer of $12,000. All other Committee Chairpersons and the Vice Chairman of the Board received additional retainers of $6,000. Commencing on July 1, 2003, the Board began paying an annual retainer of $50,000 to the Chairman of the Board. In addition, the directors receive Board meeting fees of $2,000 per day that the director attends meetings. During the 2003 fiscal year, we paid a total of $345,000 in directors’ fees. See “Other Compensation” below.

Other Compensation.     Under the PXRE Director Equity and Deferred Compensation Plan (the “Director Compensation Plan”), non-employee directors may elect to defer receipt of the annual retainer and fees for services as a member of the Board of Directors and such directors are allowed to elect, prior to the subject year, to receive all or a portion of the annual retainer amount and the fee-for-services amount in our Common Shares or options to purchase our Common Shares. Deferred amounts are credited with earnings (losses) mirroring the fund or funds provided in our 401(k) Savings and Investments Plan that are designated by the director. The number of shares that may be awarded to a director upon such director’s election to receive Common Shares is the number of whole shares equal to (i) the amount elected to be deferred divided by (ii) the fair market value per Common Share, as determined pursuant to the Director Compensation Plan.

The number of whole Common Shares subject to an option grant under the Director Compensation Plan is determined by dividing the amount elected by the “option value”, as determined pursuant to the Director Compensation Plan. The exercise price per share under each option is equal to the fair market value per share, as determined pursuant to the Director Compensation Plan. Options granted under the Director Compensation Plan are immediately exercisable and may be exercised until the tenth anniversary of the date of grant. In the event a director terminates service on the Board, such person’s options are exercisable for three years after the date of termination of service, but not beyond the original expiration date. In the event of death of a director after terminating service on the Board of Directors, any outstanding options expire on the later of the date the director could have exercised the option at the time the director terminated service or one year from the date of death, provided that in no event may an option be exercised beyond its original expiration date.

During the 2003 fiscal year, no Common Shares were awarded pursuant to the Director Compensation Plan and options for 10,308 Common Shares with an exercise price of $22.06, were granted pursuant to the Director Compensation Plan to the directors who elected to receive options to purchase Common Shares.

The Director Compensation Plan is administered by the Board of Directors. The Board of Directors has full power and authority to construe and interpret the Director Compensation Plan and adopt and amend such rules and regulations for the administration of the Director Compensation Plan as it deems desirable. The Board of Directors may amend the Director Compensation Plan as it deems advisable, provided that shareholder approval is required for any amendment to the Director Compensation Plan that (i) materially increases the benefit accruing to participants under the Director Compensation Plan, (ii) increases the number of securities that may be issued under the Director Compensation Plan or (iii) materially modifies the requirements for participants in the Director Compensation Plan. Additionally, no amendment may materially and adversely affect any right of a director with respect to any option previously granted without such director’s written consent. The Board of Directors may terminate the Director Compensation Plan at any time. If not earlier terminated by the Board of Directors, the Director Compensation Plan will terminate immediately following the annual general meeting of shareholders in 2007.

Under the PXRE Director Stock Plan, as amended (the “Director Stock Plan”), each non-employee director is automatically granted, on the date of each annual general meeting, an option exercisable (subject to a three-year vesting period) for the purchase of 5,000 Common Shares at a price per share equal to the market value at the date of grant. In addition, upon the termination of service on the Board of Directors by a non-employee director as a result of disability (as determined by the Board of Directors) or retirement (as defined under the Director Stock Plan), which termination occurs six months following the prior annual general meeting of shareholders, the director will receive a fully vested option exercisable for the purchase of 5,000 Common Shares on the last day of service as a director at a price per share equal to the fair market value at the date of grant. In the event a director terminates service on the Board of Directors by reason of death, retirement or disability, the total number of option shares will become immediately exercisable and will continue to be exercisable for three years (but not beyond its original expiration date). In the event a director terminates service on the Board of Directors other than by reason of death, disability or retirement, such person’s options (to the extent vested and exercisable upon such termination) will be exercisable for three months after the date of termination of service, but not beyond the original expiration date. In the event of death of a director after terminating service on the Board of Directors, any outstanding options will expire on the later of the date the director could have exercised the option at the time the director terminated service or one year from the date of death, provided that in no event may an option be exercised beyond its original expiration date. No option may be repriced after the date of grant (other than in connection with an adjustment in our Common Shares, as provided in the Director Stock Plan).

Additionally, commencing in 2003, under the Director Stock Plan each non-employee director is automatically granted, on the date of each annual general meeting of shareholders, 2,500 Common Shares subject to certain restrictions. The restrictions on the restricted shares lapse ratably over a period of three years from the date of grant (other than in the case of a “change of control” (as defined in the Director Stock Plan), the Common Shares of PXRE ceasing to be publicly traded or the death, disability or retirement of the director, which will result in a lapse of the restriction). In addition, upon the termination of service on the Board of Directors by a non-employee director as a result of disability or retirement that occurs at least six months following the prior annual general meeting of shareholders, the director will receive 1,000 fully vested Common Shares on the director’s last day of service.

As of the Record Date, options for a total of 232,000 Common Shares had been granted, net of cancellations and exercises, pursuant to the Director Stock Plan, of which a total of 123,663 Common Shares are currently exercisable. As of the Record Date, 49,499 restricted Common Shares had been granted, net of cancellations, pursuant to the Director Stock Plan, 19,326 of which are currently vested. Directors who are granted restricted Common Shares under the Director Stock Plan are entitled to receive dividends on and to vote such Common Shares during the restricted period.

The Director Stock Plan is administered by the Board of Directors, which is authorized to interpret the Director Stock Plan, but has no authority with respect to the selection of directors to receive options, the number of Common Shares subject to the Director Stock Plan or to each grant thereunder, or the option price for Common Shares subject to options. The Board of Directors may amend the Director Stock Plan as it deems advisable, but may not, without further approval of the shareholders, increase the maximum number of Common Shares under the Director Stock Plan or options or restricted Common Shares to be granted thereunder, change the option price or price of the restricted Common Shares provided in the Director Stock Plan, extend the period during which options or restricted Common Shares may be granted or exercised, or change the class of persons eligible to receive options or restricted Common Shares.

Under the PXRE Non-Employee Director Deferred Stock Plan (the “Director Plan”), our eligible non-employee directors upon becoming directors are each granted the right to receive 2,000 Common Shares (subject to anti-dilution adjustments) at certain specified times following their respective terminations as directors. Effective as of January 1, 2003, the Director Plan was terminated; however, the terms of the Director Plan will continue to apply to those awards that have previously been granted to the non-employee directors but pursuant to which Common Shares have not yet been delivered. As of the Record Date, our eligible non-employee directors as a group have the right to receive a total of 14,000 Common Shares pursuant to the terms of the Director Plan.

On each date that dividends are paid to holders of our Common Shares, each director who was granted the right to receive Common Shares under the Director Plan is paid an amount in cash equal to the product of (i) the dividend per Common Shares for the applicable dividend payment date and (ii) the number of Common Shares that have been granted to the director, but that have not yet been delivered.

The Director Plan is administered by the Board of Directors, which may amend or terminate the Director Plan at any time. However, no such amendment or termination may reduce the number of Common Shares granted to the directors prior to such amendment or termination. As discussed above, effective January 1, 2003, the Board of Directors terminated the Director Plan.

Stock Ownership Guidelines

We have recently implemented stock ownership guidelines in order to better align the long-term interests of the members of our Board of Directors with our interests. The guidelines, which may be achieved over a five-year period from the time the director becomes subject to these guidelines, would result in each member of the Board of Directors owning Common Shares or options to purchase Common Shares with a value equal to three times the annual retainer amount. This policy is not applicable to the Class IV Directors.

PROPOSAL 2:

REAPPOINTMENT OF INDEPENDENT AUDITORS

Independent Auditors

The Audit Committee of the Board of Directors is recommending that the firm of KPMG be appointed as our independent auditors for the fiscal year ending December 31, 2004. This recommendation is being presented to the shareholders for their approval at the Annual Meeting. KPMG has audited our financial statements since June 2001. A representative of KPMG is expected to attend the annual general meeting, with the opportunity to make a statement if he or she so desires and to respond to questions. Shareholders at the annual general meeting will also be asked to vote to refer the determination of the auditors’ remuneration to the Audit Committee of the Board of Directors.

Fees Paid to Independent Auditors

The following table sets forth the aggregate fees billed to the Company and its subsidiaries by KPMG, our independent auditors, for each of the fiscal years ended December 31, 2003 and 2002:

Category	December 31, 2003	December 31, 2002

Audit Fees (1)	$905,000	$698,000
Audit-Related Fees (2)	0	$50,000
Tax Fees (3)	$33,225	$83,017
All Other Fees (4)	$1,900	$1,805
Total	$940,125	$832,822

(1)
The aggregate audit fees billed by KPMG were for professional services rendered for the audit of our annual financial statements and review of the financial statements included in our Forms 10-Q, including services related thereto such as fees for statutory audits required by insurance regulatory authorities, comfort letters, consents, assistance with and review of documents filed with the Commission, work done by tax professionals in connection with the audit or quarterly review, and accounting consultations billed as audit services, as well as other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.

(2)
Services comprising Audit-related fees included accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards related to a quota share reinsurance agreement with P-1 Re Ltd., in 2003 and 2004.

(3)	Services comprising Tax Fees relate to consideration of the disposal of the U.K. operations and related corporate capital vehicle, and expatriate tax services.
(4)	Services comprising All Other Fees relate to the purchase of online accounting research software.

Pre-approval Policies and Procedures.     The Audit Committee has adopted policies and procedures to pre-approve all audit and permitted non-audit services performed by our independent auditor. These policies and procedures are set forth in our Audit Committee Charter, a copy of which is attached as Appendix A to this proxy statement.

Applicable Commission rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as Audit-Related, Tax and All Other, none were billed pursuant to these provisions in fiscal 2003 without pre-approval. Pre-approval requirements under applicable rules and regulations were not in place during fiscal 2002.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE “FOR” THE APPOINTMENT OF KPMG AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004 AND THE REFERRAL TO THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF THE DETERMINATION OF THE AUDITORS’ REMUNERATION.

EXECUTIVE COMPENSATION

The following tables and narrative text describe the compensation paid in 2003 and the two prior fiscal years to each person who was the Chief Executive Officer during 2003 and our four other most highly compensated executive officers. Also described below is certain future compensation such individuals may be eligible to receive upon retirement or following certain terminations of employment or certain changes of control.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus ($)(1)	Other Annual Compensation $ (2)	Restricted Stock Awards ($) (3)	Securities Underlying Stock Options (#) (4)	All Other Compensation ($)(5)

Jeffrey L. Radke	2003	$430,024	$538,294	$92,770	$315,100	107,979	$20,885
President and	2002	401,025	363,675	92,770	114,075	80,000	19,500
Chief Executive Officer	2001	361,104	—	92,770	198,000	90,000	15,805

Michael J. Bleisnick	2003	350,000	373,750	30,000	177,090	24,933	24,700
Executive Vice President—	2002	352,115	287,125	—	86,625	50,000	24,200
London Market Operations	2001	353,281	—	—	99,000	75,000	24,200

Bruce J. Byrnes (6)	2003	340,471	341,206	—	248,658	23,508	23,700
General Counsel and Secretary	2002	336,663	348,075	—	81,675	35,000	15,450
PXRE Corporation	2001	178,250	—	—	239,850	40,000	4,200

Gordon Forsyth, III	2003	370,000	626,917	—	187,220	26,357	25,700
Executive Vice	2002	370,000	306,175	—	91,575	60,000	25,700
President—North American	2001	370,000	—	—	99,000	95,000	25,700
Operations and Chief Underwriter

Guy D. Hengesbaugh (7)	2003	363,462	259,405	120,000	263,715	24,933	18,173
Chief Operating Officer and	2002	94,231	84,158	50,000	36,067	25,000	2,019
President of PXRE Reinsurance Ltd.	2001	—	—	—	—	—	—

Gerald L. Radke	2003	277,000	684,225	—	287,048	40,410	16,140
Chairman, Former President	2002	527,500	512,200	1,667	600,050	75,000	30,680
and Chief Executive Officer	2001	520,000	—	2,353	187,200	91,000	30,680

(1)
For 2003, consists of cash bonuses awarded in 2004 in respect of fiscal year 2003 pursuant to PXRE’s Restated Employee Annual Incentive Plan (the “Prior Bonus Plan”) of $405,156 to Mr. G. Radke, $330,750 to Mr. J. Radke, $288,750 to Mr. Bleisnick, $190,575 to Mr. Byrnes, $453,017 to Mr. Forsyth and $202,125 to Mr. Hengesbaugh. In addition, for 2003, consists of one third of the bonus earned pursuant to the Prior Bonus Plan in excess of 150% of target in years 2002 and 2003 and upon retirement 100% of bonus earned pursuant to the Prior Bonus Plan in excess of 150% of target of $149,069 to Mr. G. Radke, $110,044 to Mr. J. Radke, $0 to Mr. Bleisnick, $68,131 to Mr. Byrnes, $81,400 to Mr. Forsyth and $57,280 to Mr. Hengesbaugh. The second and third installments will be made in 2005 and 2006 respectively, except with respect to Mr. G. Radke who was paid the full amount upon his retirement. In addition, for 2002 and 2003, includes retention bonus paid pursuant to retention agreements of $130,000 to Mr. G. Radke, $97,500 to Mr. J. Radke, $85,000 to Mr. Bleisnick, $82,500 to Mr. Byrnes, $92,500 to Mr. Forsyth and $0 to Mr. Hengesbaugh. In addition, in 2002, Mr. Byrnes received an additional bonus paid outside the Prior Bonus Plan of $75,000. For 2002, consists of cash bonuses awarded in 2003 in respect of fiscal year 2002 pursuant to the Prior Bonus Plan of $382,200 to Mr. G. Radke, $266,175 to Mr. J. Radke, $202,125 to Mr. Bleisnick, $190,575 to Mr. Byrnes, $213,675 to Mr. Forsyth and $84,158 to Mr. Hengesbaugh.

(2)
Consists of amounts paid to reimburse Mr. G. Radke for taxes paid by him in respect of income he may be treated as having received for income tax purposes to our reimbursement of travel expenses incurred by Mr. G. Radke when traveling to Bermuda. With respect to Mr. J. Radke, Mr. Bleisnick and Mr. Hengesbaugh, consists of amounts paid to provide Bermuda housing for Mr. J. Radke, Mr. Bleisnick and Mr. Hengesbaugh.

(3)
Includes awards to Messrs. G. Radke, J. Radke, M. Bleisnick, B. Byrnes, G. Forsyth and G. Hengesbaugh in respect to fiscal year 2003 of 0, 6,067, 0, 3,496, 0 and 3,708 restricted Common Shares, respectively, pursuant to the Prior Bonus Plan. Pursuant to the terms of the Prior Bonus Plan, such restricted Common Shares will vest and become 100% non-forfeitable in one installment on February 11, 2007. Also includes awards to Messrs G. Radke, J. Radke, M. Bleisnick, B. Byrnes, G. Forsyth and G. Hengesbaugh in respect of fiscal year 2002 of 7,954, 5,540, 4,207, 3,966, 4,447 and 1,751 restricted Common Shares, respectively, pursuant to the Prior Bonus Plan, such restricted Common Shares will vest and become 100% non-forfeitable in one installment on February 12, 2006. Also includes awards to Messrs. G. Radke, J. Radke, M. Bleisnick, B. Byrnes, G. Forsyth and G. Hengesbaugh, respectively, for fiscal year 2001 of 9,000, 10,000, 5,000, 0, 5,000 and 0 restricted Common Shares, for fiscal year 2002 of 25,000, 0,0,0,0, and 0 restricted Common Shares and for fiscal year 2003 of 12,071, 8,299, 7,447, 7,022, 7,873 and 7,447 restricted Common Shares in each case pursuant to our 2002 and 1992 Officer Incentive Plan. Pursuant to the 2002 and 1992 Officer Incentive Plan, such restricted Common Shares will vest in four equal annual installments, with the final installment on February 11, 2007. In addition in 2001, Mr. Byrnes was granted 13,000 restricted Common Shares that vest 100% in May 2004. From the date of awards, such Common Shares are entitled to receive dividends, if any, declared with respect to our Common Shares. The aggregate holdings and market value of restricted Common Shares held on December 31, 2003 by Mr. G. Radke was 12,500 restricted Common Shares with a market value of $294,625, by Mr. J. Radke was 20,089 restricted Common Shares with a market value of $473,498, by Mr. Bleisnick was 15,404 restricted Common Shares with a market value of $363,072, by Mr. Byrnes was 23,988 restricted common shares with a market value of $565,397, by Mr. Forsyth was 16,070 restricted Common Shares with a market value of $378,770 and by Mr. Hengesbaugh was 9,198 restricted Common Shares with a market value of $216,797.

(4)	Consists of non-qualified options granted in respect of our Common Shares pursuant to the 2002 and 1992 Officer Incentive Plan.
(5)
For Mr. G. Radke, consists of: $13,000, $26,000 and $26,000 that we contributed in 2003, 2002, and 2001, respectively, to the 401(k) Plan and the related defined contribution portion to the Supplemental Executive Retirement Plan (which are contributory defined contribution plans), $1,538, $3,078 and $3,078 paid by PXRE during each of 2003, 2002 and 2001, respectively, with respect to a supplemental term life insurance policy for Mr. Radke’s benefit, $1,602 paid by PXRE during each of 2003, 2002 and 2001 with respect to a supplemental disability insurance policy for Mr. G. Radke’s benefit. For Mr. J. Radke, consists of $20,885, $19,500 and $15,805 that we contributed in 2003 and 2002, 2001, respectively, to the 401(k) Plan and the related defined contribution portion to the Supplemental Executive Retirement Plan. For Mr. Bleisnick, consists of: $17,500, $17,000 and $17,202 that we contributed in 2003, 2002 and 2001, respectively, to the 401(k) Plan and the related defined contribution portion to the Supplemental Executive Retirement Plan and $7,200 paid by PXRE to Mr. Bleisnick during 2003, 2002 and 2001 with respect to a car allowance. For Mr. Byrnes, consists of $16,500 and $15,400 in 2003 and 2002, respectively, to the 401(k) Plan and the related defined contribution portion to the Supplemental Executive Retirement Plan and $7,200, $7,200 and $4,200 paid by PXRE during 2003, 2002 and 2001, respectively, with respect to a car allowance. For Mr. Forsyth, consists of: $18,500, $18,500 and $18,500 that we contributed in 2003, 2002 and 2001, respectively, to the 401(k) Plan and the related defined contribution portion to the Supplemental Executive Retirement Plan and $7,200 paid by PXRE to Mr. Forsyth during 2003, 2002 and 2001 with respect to a car allowance. For Mr. Hengesbaugh, consists of $18,173 and $2,019 that we contributed in 2003 and 2002, respectively, to the Bermuda Pension Scheme.

(6)	Joined PXRE in May 2001.
(7)	Joined PXRE in August 2002.

OPTION GRANTS IN LAST FISCAL YEAR

During 2003, 374,773 options were granted pursuant to our 2002 Officer Incentive Plan.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($) (2)

Gerald L. Radke	40,410	11%	$23.78	2/11/2013	$349,951
Jeffrey L. Radke	27,782	7%	$23.78	2/11/2013	$240,592
	80,197	21%	$19.875	6/30/2013	$562,181
Michael J. Bleisnick	24,933	7%	$23.78	2/11/2013	$215,920
Bruce J. Byrnes	23,508	6%	$23.78	2/11/2013	$203,579
Gordon Forsyth, III	26,357	7%	$23.78	2/11/2013	$228,252
Guy Hengesbaugh	24,933	7%	$23.78	2/11/2013	$215,920

(1)
Consists of non-qualified options granted pursuant to our 2002 Officer Incentive Plan. The exercise price of the options listed in the above table is 100% of the fair market value of our Common Shares on the dates of the respective grants. For this purpose, the fair market value of each Common Share is the average of the high and low prices per share quoted on the NYSE on the dates of grant. The options listed above become exercisable in four equal annual installments, subject to the grantee remaining in the continuous employ of PXRE or our affiliates for at least one year from the date of the grant, except where such employment terminates by reason of death, permanent disability or retirement; provided, however, that upon the earlier of (i) a change of control of PXRE or (ii) our Common Shares ceasing to be publicly traded, any unexercised portion of an option will become exercisable. Options may also be surrendered in exchange for a cash payment in the event of a change of control of PXRE or the cessation of the public trading of our Common Shares, in each case under certain circumstances. Options are not transferable by a grantee other than by will or the laws of descent and distribution, and during the lifetime of a grantee an option will be exercisable only by the grantee or, if the grantee is legally incapacitated, by the grantee’s duly appointed guardian or legal representative. The 2002 Officer Incentive Plan authorizes the administering committee to include in individual stock option agreements a provision allowing grantees to satisfy any federal, state or local income tax liabilities resulting from option exercises by having us withhold the appropriate number of Common Shares at the time of exercise (subject in each instance to committee approval).

(2)
In accordance with the Commission’s rules, in order to determine grant date present values in the above table, we used the Black-Scholes model of option valuation. The fair value of each option granted was estimated on the date of grant using a modified Black-Scholes option pricing model with the following weighted average assumptions:

	Grant Date
	2/11/2003	7/1/2003

Risk Free Rate	3.00%	2.91%
Dividend Yield	1.01%	1.21%
Volatility Factor	40.42%	40.42%
Weighted Average expected life	5	5

Based on this model, the present value of the options on the February 11, 2003 grant dates was determined to be $8.66, respectively, per option. Based on this model, the present value of the options on the June 30, 2003 grant date was determined to be $7.01, respectively, per option. We do not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
AND OPTION VALUES AT DECEMBER 31, 2003

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Stock Options at 12/31/03 (#) (1) Exercisable/Unexercisable	Value of Unexercised In-the-Money Stock Options at 12/31/03 ($) (2) Exercisable/Unexercisable

Gerald L. Radke	0	$0	376,333/0	$1,867,660/$0
Jeffrey L. Radke	0	$0	102,500/225,479	$822,675/$790,725
Michael J. Bleisnick	0	$0	122,792/112,433	$729,250/$605,500
Bruce J. Byrnes	0	$0	28,750/69,758	$205,950/$313,050
Gordon Forsyth, III	0	$0	114,892/131,357	$524,750/$708,350
Guy Hengesbaugh	0	$0	6,250/43,683	$20,875/$62,625

(1)
For Mr. G. Radke, consists of options for 376,333 Common Shares granted in 1994 through 2003 pursuant to our 1992 Officer Incentive Plan and 2002 Officer Incentive Plan at exercise prices ranging from $12.50 to $32.938 per share, 376,333 of which options were exercisable at December 31, 2003. For Mr. J. Radke, consists of options for 327,979 Common Shares granted in 2000 through 2003 pursuant to our 1992 Officer Incentive Plan and 2002 Officer Incentive Plan at exercise prices ranging from $12.50 to $23.78 per share, 102,500 of which options were exercisable at December 31, 2003. For Mr. Bleisnick, consists of options for 235,225 Common Shares granted in 1994 through 2003 pursuant to our 1992 Officer Incentive Plan and 2002 Officer Incentive Plan at exercise prices ranging from $12.50 to $32.938 per share, 122,792 of which options were exercisable at December 31, 2003. For Mr. Byrnes, consists of options for 98,508 Common Shares granted in 2002 and 2003 pursuant to our 1992 Officer Incentive Plan and 2002 Officer Incentive Plan at exercise prices ranging from $15.95 to $23.78 per share, 28,750 of which options were exercisable at December 31, 2003. For Mr. Forsyth, consists of options for 246,249 Common Shares granted in 1994 through 2003 pursuant to our 1992 Officer Incentive Plan and 2002 Officer Incentive Plan at exercise prices ranging from $12.50 to $32.938 per share, 114,892 of which options were exercisable at December 31, 2003. For Mr. Hengesbaugh, consists of options for 49,933 Common Shares granted in 2002 and 2003 pursuant to the 2002 Officer Incentive Plan ranging from $20.23 to $23.78 per share, 6,250 of which were exercisable at December 31, 2003.

(2)	Represents the difference between the closing price of our Common Shares as reported on the NYSE on December 31, 2003, which was $23.57, and the exercise prices of the options.

Pension Plan

The following table indicates estimated total annual benefits payable under the PXRE Reinsurance Company Retirement Plan (the “Retirement Plan”) and the Supplemental Executive Retirement Plan (the “SERP”), and the 401(k) Plan (which are attributable to a previously frozen defined contribution plan) as a Life Annuity upon retirement at age 62 in 2003, to persons based upon specified final average compensation and years of service classifications. Amounts in parentheses show the amounts payable for those participants whose benefit under the

SERP is determined pursuant to a special grandfather benefit formula. The named current executive officers whose benefits are so determined are Messrs. Bleisnick and Forsyth.

	Years of Service
Average Annual Earnings	5		10		15		20	25

$125,000	$12,279	(16,667)	$24,559	(33,333)	$36,838	(50,000)	$49,118	$61,397
							(50,000)
150,000	14,967	(20,000)	29,934	(40,000)	44,901	(60,000)	59,868	74,835
							(60,000)
175,000	17,654	(23,333)	35,309	(46,667)	52,963	(70,000)	70,618	88,272
200,000	20,342	(26,667)	40,684	(53,333)	61,026	(80,000)	81,368	101,710
225,000	23,029	(30,000)	46,059	(60,000)	69,088	(90,000)	92,118	115,147
250,000	25,717	(33,333)	51,434	(66,667)	77,151	(100,000)	102,868	128,585
275,000	28,404	(36,667)	56,809	(73,333)	85,213	(110,000)	113,618	142,022
300,000	31,092	(40,000)	62,184	(80,000)	93,276	(120,000)	124,368	155,460
400,000	41,842	(53,333)	83,684	(106,667)	125,526	(160,000)	167,368	209,210
500,000	52,592	(66,667)	105,184	(133,333)	157,776	(200,000)	210,368	262,960
600,000	63,342	(80,000)	126,684	(160,000)	190,026	(240,000)	253,368	316,710
700,000	74,092	(93,333)	148,184	(186,667)	222,276	(280,000)	296,368	370,460
800,000	84,842	(106,667)	169,684	(213,333)	254,526	(320,000)	339,368	424,210
900,000	95,592	(120,000)	191,184	(240,000)	286,776	(360,000)	382,368	477,960

These benefits include benefits that may be payable from the Retirement Plan, the SERP and the Savings Plan (which are attributable to the Target Benefit Plan formerly maintained by the Company).

Note:     Mr. G. Radke ceased to actively participate in the Retirement Plan and the SERP upon his retirement on June 30, 2003, and elected to receive the present value of his accrued benefits under such plans in the form of a lump sum payment (see “Chief Executive Compensation” below). For each of the other named current executive officers, annual covered compensation for 2003 is as follows: Mr. Bleisnick: $471,355, Mr. Byrnes: $545,288, Mr. Forsyth: $498,141, Mr. J. Radke: $487,893, Mr. Hengesbaugh: $434,158. Annual covered compensation consists of base salary (as shown in the “Salary” column of the Summary Compensation Table) and the average amount of bonuses paid (including the value of the portion of bonuses paid in shares of restricted stock) over the preceding 10 years (or shorter period of employment). The full years of credited service for each of the named current officers are: Mr. Bleisnick: 19, Mr. Byrnes: 2, Mr. Forsyth: 17, Mr. Radke: 4, Mr. Hengesbaugh: 1.

Stock Performance Graph

The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 1997. For each subsequent year, our total return and the total return for each index is stated as of December 31 of such year.

Report of the Human Resources Committee of the Board of Directors of PXRE

The Human Resources Committee performs the functions of a compensation committee. We have implemented compensation policies, plans and programs which seek to increase our profitability, and thus shareholder value, by aligning closely the financial interests of our executive officers with those of our shareholders. Emphasis is placed on our achievements as an integrated unit.

The Human Resources Committee has established an executive compensation program to achieve the following goals:

(a) To attract and retain key executives critical to our long-term success;

(b) To promote the enhancement of shareholder value;

(c) To reward executives for long-term strategic management; and

(d) To support a performance-oriented environment resulting in above-average total compensation for above-average company results.

Compensation Mix

Our executive compensation program consists of three components (base salary, annual incentives and long-term incentives) designed to promote the above-stated goals.

Base Salary.     Base salary is targeted at the competitive median for our competitors in the reinsurance industry. For the purpose of establishing base salary levels, we, from time to time, compare the levels of executive base salary paid by us to those levels paid to the executives of other public and private reinsurance companies in the United States and Bermuda.

The Human Resource Committee reviews executive salaries in the first quarter of each year. Our Chief Executive Officer submits an annual salary plan to the Human Resources Committee and the Human Resources Committee reviews the plan and determines any appropriate modifications. Any increases in an individual executive’s salary from year to year are based on (i) increases in an individual’s responsibilities and contributions to the company, and (ii) increases in median competitive pay levels. Based upon these factors, the Committee determined that it was appropriate to increase executive base salaries by an average of 2.9%.

Annual Incentives.     The Restated Employee Annual Incentive Bonus Plan, which was adopted in 1992 and effective with respect to calendar year 2003 (the “Prior Bonus Plan”), was intended to reflect our belief that management’s contribution to shareholder returns comes from maximizing earnings at an appropriate level of risk across the reinsurance cycle. Under the Prior Bonus Plan following the end of each year, the Human Resources Committee determined to what extent each executive officer’s target bonus for the year had been earned. The target bonuses were based on a percentage of the executive officers’ base salary. Executive officers had the opportunity to earn 0 to 240% of their target bonus based on the achievement of specified after-tax returns on equity for the year; provided that if the bonus percentage exceeds 150%, the portion that exceeded 150% of the target bonus and was deferred into a future bonus pool that is payable in any subsequent year or years in which the full target bonus was not achieved. The full target bonus (100%) was paid to the executive officers if we achieved a 13% after-tax return on equity for the year. In 2003, our after-tax return on equity under the plan was in excess of 15.5%; therefore, the executive officers received 150% of their target bonus amounts and the balance was deferred into the future bonus pool.

Pursuant to the Prior Bonus Plan, the bonus award for all executive officers is payable 70% in cash and 30% in restricted stock, at the current market value. The partial payment in restricted stock was intended to tie a portion of each executive officer’s annual incentive award to our stock price over time. Employees who were not officers received the entire bonus award in cash. The Human Resources Committee was empowered to adjust the cash portion of any bonus award (plus or minus 20% for officers and 40% for non-officers) to reflect individual performance. The maximum cash and restricted stock bonus awards that a participant who was a “covered employee” at the end of the year for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) may receive was $1 million.

In each of 2002 and 2003, the bonus percentage under the Prior Bonus Plan exceeded 150% and the portion of the bonus in excess of 150% of the target bonus was deferred in accordance with the terms of such plan. Commencing in March 2004, the Human Resources Committee determined to pay out such deferred amounts in three equal annual installments to officers and in a single lump sum for non-officers in each case subject to their continued employment with the Company.

The Prior Bonus Plan was terminated effective January 1, 2004. On February 11, 2004, our Board of Directors approved the adoption of the PXRE Group Ltd. Annual Incentive Bonus Compensation Plan (the “2004 Bonus Plan”), subject to the approval of our shareholders. If approved by our shareholders, awards will be granted under the 2004 Bonus Plan with respect to calendar year 2004.

The Board is seeking to implement the 2004 Bonus Plan in order to permit the Human Resources Committee to have the flexibility to adopt multiple performance measures, rather than the single return on equity measure used under the existing Prior Bonus Plan. While the Human Resources Committee continues to believe that return on equity is a critical measure of performance, the Committee believes that it is important in evaluating management’s performance to have the flexibility to set performance targets related to other measures such as net revenues, earnings per share, pre-tax or after-tax net income, pre-tax operating income, book value per share, market price per share, earnings available to common shareholders, operating expenses, reinsurance operating ratios or other strategic business criteria. A full discussion of the 2004 Bonus Plan is set forth in the section of this Proxy Statement entitled “Approval of the Company’s Annual Incentive Bonus Plan.”

Long-Term Incentives.     At the 2003 annual general meeting of our shareholders, the 2002 Officer Incentive Plan was approved to replace the 1992 Officer Incentive Plan which expired in 2002. The 1992 Officer Incentive Plan and the 2002 Officer Incentive Plan are substantially similar in all material respects. The 2002 Officer Incentive Plan provides the Human Resources Committee with the flexibility to grant long-term incentives in two forms: stock options and restricted stock.

Each year, the Human Resources Committee determines whether it is appropriate to grant stock option and/or restricted stock awards to eligible executive officers. Grants for each officer are determined based on industry norms, with the Human Resources Committee having the flexibility to adjust individual awards. Awards are considered in conjunction with the annual salary plan and the overall goals of our executive compensation program. The Human Resources Committee believes that its past long-term incentive awards have focused, and its future awards will continue to focus, management’s attention on building shareholder value. In February 2004, the Human Resources Committee determined that it would move towards restricted stock awards and cease issuing stock options.

The Human Resources Committee granted non-qualified options to purchase a total of 294,576 Common Shares at an exercise price of $23.78 per share (market value on grant date) in February 2003 to the Company’s officers pursuant to the 2002 Officer Incentive Plan. Such grants were made pursuant to the Human Resources Committee’s evaluation of each grantee’s base salary and position with the Company, the fair market value of the Common Shares on the date of grant and competitive compensation levels within the industry. Grants with respect to 100,237 shares of restricted stock were made during or with respect to 2003 under the 2002 Officer Incentive Plan.

Retention Agreements.     In December of 2001, the Human Resources Committee approved a retention package for certain of our executive officers and certain officers of our subsidiaries in response to significantly increased competition for officers with underwriting and senior management experience caused by the formation of a number of well capitalized Bermuda reinsurance start-up companies in the wake of the events of September 11, 2001. Each of the recipients of the retention package received a retention bonus representing a percentage of base salary, payable in cash in two installments on January 31, 2002 and January 31, 2003. Both payments were made on the designated dates.

Equity Ownership.     The Board of Directors believes that it is in the best interest of PXRE and its shareholders to align the financial interests of our senior officers with those of our shareholders. In the past, PXRE has sought to promote this alignment of interests through equity- based compensation plans. In order to further this policy and clarify its intent for senior officers, the Board of Directors believed that it was appropriate to adopt formal guidelines concerning the amount of shares that PXRE expects its senior officers to hold over the long term. Accordingly, on February 10, 2004, the Board established the following Equity Ownership Guidelines for the amount of stock that executives (as a multiple of base salary) should hold:

Title	Multiple	Time to Attain	Minimum No. of Shares

Chief Executive Officer	3 X	4 years	40,000
Executive Vice President	2 X	4 years	25,000
Senior Vice Presidents	1.5 X	4 years	10,000

A copy of the Equity Ownership Guidelines is available on our website — www.pxre.com.

Chief Executive Compensation

The Human Resources Committee annually reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives and establishes the individual elements of the Chief Executive Officer’s total compensation based on this evaluation. The Committee also considers relevant peer group data for U.S. and Bermuda insurance and reinsurance companies. In determining the long-term incentive component of the Chief Executive Officer compensation, the Committee considers PXRE’s performance and shareholder returns relative to comparable companies, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years.

Gerald Radke.     Mr. Gerald Radke served as PXRE’s Chief Executive Officer from PXRE’s formation until he retired on June 30, 2003. Prior to his retirement, Gerald Radke received salary payments of $277,000 during 2003. In accordance with the terms of the Prior Bonus Plan, Gerald Radke was paid a bonus in the amount of $405,155 based on the return on equity achieved by PXRE during 2003. In February 2003, Gerald Radke received options to purchase a total of 40,410 Common Shares at an exercise price of $23.78 per share (market value on grant date) under the 2002 Officer Incentive Plan. He also received a restricted share grant of 12,071 Common Shares under the 2002 Officer Incentive Plan. As discussed above, such grants were determined pursuant to the Human Resources Committee’s evaluation of his base salary and position, the fair market value of the Common Shares on the date of grant and competitive chief executive officer compensation levels within the industry.

Pursuant to a letter agreement dated as of December 12, 2001, we agreed to pay Gerald Radke a retention bonus equal to $260,000, which was payable in installments of $130,000 on January 31, 2002 and $130,000 on January 31, 2003. Both payments were made on the designated dates.

Upon his retirement, Gerald Radke agreed to continue as the Chairman of the Board of Directors and to provide underwriting consulting services. Pursuant to a Consulting Services Agreement entered into between PXRE and Gerald Radke upon his retirement, and pursuant to the Consulting Services Agreement, Gerald Radke was paid an initial one-time consulting fee of $260,000 and was granted 12,500 restricted Common Shares under the 2002 Officer Incentive Plan, which shares shall vest on June 30, 2005. Following his retirement, Gerald Radke was paid base consulting fees of $200,000 per year, an annual retainer as Chairman of the Board of $50,000 and director fees of $2,000 per meeting day during 2003 under the Consulting Services Agreement. Gerald Radke was also paid a bonus payment of $405,156 under the Consulting Agreement, which represented the balance of the bonus he would have been paid under the Prior Bonus Plan if he had remained Chief Executive Officer until December 31, 2003.

Upon his retirement, Gerald Radke elected to receive lump-sum payments of $1,231,909, $3,393,860 and $1,231,291, respectively, under the PXRE’s Retirement Plan, Supplemental Executive Retirement Plan and 401(k) Plan. Upon his retirement, Gerald Radke was also paid the bonus amount of $149,069 that had been deferred with respect to the 2002 bonus under the Prior Bonus Plan.

Jeffrey Radke.     Jeffrey Radke was appointed Chief Executive Officer effective July 1, 2003. In determining Jeffrey Radke’s compensation as Chief Executive Officer, the Committee retained an independent executive compensation consultant to provide the Committee with competitive compensation levels for chief executive officers within the insurance and reinsurance industry. Based upon the Committee’s evaluation of the competitive industry data and Jeffrey Radke’s qualifications and experience, the Committee approved an Employment Agreement between the Company and Jeffrey Radke that provided an annual base salary of $450,000, an annual incentive bonus target of 65% of base salary and a long-term incentive multiple of 2.3 for purposes of determining option and restricted stock grants to be awarded to under the 2002 Annual Incentive Plan. In order to ensure that Chief Executive Officer’s interests were properly aligned with the long-term interests of PXRE shareholders, the Committee also determined to accelerate the option grants that would have been made to Jeffrey Radke in 2004, 2005 and 2006 and granted options to purchase 80,197 Common Shares at an exercise price of $19.875 per share (market-value on grant date) under the 2002 Officer Incentive Plan. Such options will vest from 2005 through 2010 in accordance with a schedule set forth in the Employment Agreement.

As a result of the return on equity achieved by PXRE during 2003, Jeffrey Radke was paid a bonus of $472,500 pursuant to the terms of the Prior Bonus Plan, which was paid in 6,067 Restricted Common Shares and cash of $330,750. As a result of the termination of the Prior Bonus Plan, Jeffrey Radke was also paid $110,044, representing one-third of the bonus amounts deferred with respect to the 2002 and 2003 bonuses under such Plan.

Pursuant to a letter agreement dated as of December 12, 2001, we agreed to pay Jeffrey Radke a retention bonus equal to $195,000, which was payable in installments of $97,500 on January 31, 2002 and $97,500 on January 31, 2003. Both payments were made on the designated dates.

The Code has set certain limitations on the deductibility of compensation paid to a public company’s five most highly compensated executive officers. Provided that other compensation objectives are met, it is the Committee’s intention that executive compensation be deductible for federal income tax purposes to the extent that such executive’s compensation is paid by one of our U.S. subsidiaries.

March 8, 2004

HUMAN RESOURCES COMMITTEE:
Robert W. Fiondella (Chairman)
Susan S. Fleming
Franklin D. Haftl
Craig A. Huff
Philip R. McLoughlin

Compensation Committee Interlocks and Insider Participation

None.

Employment Agreements

Consulting Services Agreement — Gerald Radke.     Upon Gerald Radke’s retirement as our Chief Executive Officer, we entered into a consulting services agreement with him, pursuant to which, effective June 30, 2003, he continues to serve as our Chairman of the Board of Directors and has agreed to provide underwriting consulting services to our operating subsidiaries for a two-year term (the “Consulting Services Agreement”). Pursuant to the Consulting Services Agreement, Gerald Radke was paid an initial one-time consulting fee of $260,000 and was granted 12,500 restricted Common Shares under the 2002 Officer Incentive Plan, which shares shall vest on June 30, 2005. Gerald Radke was also paid a bonus equal to $405,156 under the Consulting Services Agreement, which represented the balance of the bonus he would have been paid under the Restated Employee Annual Incentive Bonus Plan if he had remained Chief Executive Officer until December 31, 2003. In connection with Gerald Radke’s retirement, he tendered 50,000 Common Shares to us in respect of various U.S. income tax withholding obligations.

Pursuant to the Consulting Services Agreement, Gerald Radke will receive an annual consulting fee equal to $200,000 and an annual chairman fee equal to $50,000. As a director he will also be paid meeting fees, which are currently equal to $2,000 per day. In addition, he is entitled to certain housing and automobile provisions for use in Bermuda and in the United States.

In the event that we terminate the Consulting Services Agreement without “cause” (as defined in the Consulting Services Agreement), or he terminates the Consulting Services Agreement for “good reason” (as described below), subject to Gerald Radke’s continued compliance with the confidentiality provisions contained in the Consulting Services Agreement and the execution of a release of claims, he will be entitled to receive the balance of all of the consulting fees, chairman fees and meeting fees that he would have been paid, assuming he continued to provide services for the entire two-year term. Good reason is generally defined as a decrease in the amount of the fees payable to him, our failure to pay material compensation owed to him, our failure to nominate him for membership on, or chairmanship of, our board, our failure to use best efforts to ensure that he continues to be elected for such positions, or the occurrence of a change in control (as defined in the 2002 Officer Incentive Plan). During the consulting services period, Gerald Radke is subject to non-competition and non-solicitation provisions.

Employment Agreement — Jeffrey Radke.      In connection with Jeffrey Radke’s appointment as our Chief Executive Officer, effective July 1, 2003, we entered into a two-year employment agreement, dated June 30, 2003 (the “Employment Agreement”). Pursuant to the Employment Agreement, Jeffrey Radke will receive an annual base salary equal to $450,000 for his services as our President and Chief Executive Officer. In addition, Jeffrey Radke’s annual bonus target is equal to 65% of salary and his long-term incentive multiplier for purposes of awards under the 2002 Officer Incentive Plan is equal to 2.3 times base salary. Jeffrey Radke also receives a housing and car allowance.

Pursuant to the Employment Agreement, on July 1, 2003, Jeffrey Radke received an option to purchase 80,197 Common Shares which will vest pursuant to the following schedule: 10% of the Common Shares on February 1, 2005, 20% of the Common Shares on each of February 1, 2006, 2007, 2008 and 2009, and the remaining 10% of the Common Shares on February 1, 2010. This option grant is in lieu of any other grants of options in 2004 and 2005.

In the event that we terminate Jeffrey Radke’s employment without “cause” (as defined in the Employment Agreement) or he terminates the Employment Agreement for “good reason” (as described below), subject to his continued compliance with the confidentiality, non- compete and non-solicitation provisions of the Employment Agreement, and conditioned on the execution of a release of claims against us, he will be entitled to receive a severance payment equal to two times his base salary, plus one year of continued employee benefits. Good reason is generally defined as: a decrease in his base salary; our failure to pay material compensation due to him; our failure to obtain an agreement from a successor to assume the Employment Agreement; the occurrence of a change in control (as defined in the 2002 Officer Incentive Plan); the assignment of duties which result in a diminution in his position, authority, duties or responsibilities; a relocation of his primary office outside of Bermuda, the Edison, New Jersey area or the New York City area; a material reduction in his benefits; or any material breach of the Employment Agreement. The Employment Agreement prohibits Jeffrey Radke from competing with us or soliciting our customers or employees for the one-year period following his termination. We have agreed to provide Jeffrey Radke with a gross up payment in the event that any payments received in connection with a change in control would be subject to excise taxes under Section 4999 of the Code.

Termination and Change of Control Arrangements

Executive Severance Plan.     In 1989, the Board of Directors approved an Executive Severance Plan for designated officers of PXRE, which was renewed in 1999 for an additional five-year term to and including August 31, 2004.

The Executive Severance Plan provides to designated officers certain benefits in the event of termination without cause or constructive discharge within six months before a “change of control” (as defined in the Executive Severance Plan) or within one year thereafter.

The benefits consist of a lump sum cash payment equal to (i) one year’s salary, (ii) accrued but unpaid bonuses, (iii) present value of employer contributions to our pension plan and 401(k) Plan for one year, and (iv) amounts forfeited under the pension plan and 401(k) Plan on termination of employment, reduced by the present value of payments under any employment agreement, company policy or statute. In addition, the executives receive one year’s coverage under our medical, life and other welfare benefit plans in which the officer participated. In determining these benefits, the one and two-year periods do not extend past age 65.

We also indemnify the officer for any excess parachute payment excise tax (and the excise and income tax on such indemnity) for which the officer may become responsible, as well as attorney’s fees required to enforce such officer’s rights under the Plan.

The Executive Severance Plan has a five-year term subject to renewal only if the Board of Directors determines prior to the end of such term (or the end of any subsequent renewal term) that the Plan shall be renewed; the Plan continues in the event of a change of control until all obligations are satisfied.

Messrs. Byrnes and Hengesbaugh participate in the Executive Severance Plan, with 26 others. Were a change of control of PXRE to have occurred on December 31, 2003 and if our employment of the named executive officers had then been terminated as provided in the Executive Severance Plan, it is estimated that the compensation payable to Messrs. Byrnes and Hengesbaugh would have been $330,000 and $350,000, respectively.

Restated Employee Annual Incentive Bonus Plan.     Adopted in 1992, the Restated Employee Annual Incentive Bonus Plan, as amended (the “Prior Bonus Plan”), provides for annual employee incentive awards comprised of cash and, in the case of senior and junior executives, restricted Common Shares (“Restricted Shares”). More specifically, the Prior Bonus Plan (i) links the funding of the annual bonus pool for all participating employees to our “return on equity” (defined in the Prior Bonus Plan as our consolidated net income for the fiscal year divided by our average shareholders’ equity for such fiscal year); and (ii) provides the Prior Bonus Plan Committee (which administers the Prior Bonus Plan) with the discretion to adjust the final annual bonus pool amount for allocation to participants by up to plus or minus 25% of such pool. Subject to certain adjustments as provided in the Prior Bonus Plan, a maximum of 350,000 Common Shares has been reserved for awards of Restricted Shares under the Prior Bonus Plan. Authorized and unissued shares may be used for grants of Restricted Shares under the Prior Bonus Plan.

Upon the earlier of a Change of Control or our shares ceasing to be publicly traded, any remaining Restricted Period applicable to Restricted Shares will immediately lapse. The definition of a “Change of Control” is the same as the definition in the Executive Severance Plan as described above.

2002 Officer Incentive Plan.     The 2002 Officer Incentive Plan was adopted by the Board of Directors and approved by the shareholders at the May 30, 2002 annual general meeting of Shareholders. The 2002 Officer Incentive Plan replaced the 1992 Officer Incentive Plan, which terminated on May 21, 2002. The terms and provisions of the 2002 Officer Incentive Plan are substantially similar to those in the 1992 Officer Incentive Plan.

The 2002 Officer Incentive Plan provides for the grant of incentive stock options, non-qualified stock options, and awards of Restricted Shares. The 2002 Officer Incentive Plan is administered by a committee appointed by the Board of Directors. Subject to certain adjustments as provided in the 2002 Officer Incentive Plan, a maximum of 1,000,000 Common Shares are reserved for issuance upon the exercise of options and grants of Restricted Shares under the 2002 Officer Incentive Plan, plus any option terminating or expiring for any reason prior to its exercise in full, or any Restricted Shares which are forfeited under the 1992 Officer Incentive Plan, up to a maximum of 1,555,691. Authorized but unissued shares may be used for grants of options or Restricted Shares under the 2002 Officer Incentive Plan.

The 2002 Officer Incentive Plan provides that upon the earlier of (i) a change of control or (ii) our Common Shares ceasing to be publicly traded, any unexercised portion of an option shall become exercisable and any Restricted Period applicable to Restricted Shares shall immediately lapse.

In addition, the committee that administers the 2002 Officer Incentive Plan may, for a period of up to 60 days following a change of control or the date that our Common Shares cease to be publicly traded, allow certain participants under the 2002 Officer Incentive Plan the right to surrender all or part of his or her option and receive a cash payment equal to the greater of (i) the excess of the fair market value of the shares subject to the surrendered option over the exercise price or (ii) except for incentive stock options, the excess of the per share net worth (as determined under the 2002 Officer Incentive Plan) of the shares to which the surrendered option pertains on the date of surrender over the per share net worth of such shares on the date the option was granted.

The 2002 Officer Incentive Plan also provides that if a participant does not make an election under either of the above provisions on or before the 60th day following a change of control resulting from certain mergers and consolidations, the sale of all or substantially all of our assets, our liquidation or dissolution, or such cessation of public trading, the participant will be deemed to have made such election as of such 60th day and the participant will receive the cash payment that would be due upon such an election and the participant’s option and surrender rights will be deemed to have been canceled.

1992 Officer Incentive Plan.     As described above, the 1992 Officer Incentive Plan (which was replaced by the 2002 Officer Incentive Plan) is substantially similar in all material respects to the 2002 Officer Incentive Plan, including the terms and conditions relating to a change of control. No more awards may be granted under the 1992 Officer Incentive Plan, though outstanding awards granted thereunder continue to be governed by its terms.

Equity Compensation Plan Information Table.      The following table sets forth information regarding all of our compensation plans as of December 31, 2003:

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category:	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,606,649	$19.19	1,593,186
Equity compensation plans not approved by security holders	0	0	0

Total	2,606,649	$19.19	1,593,186

PROPOSAL NO. 3:

APPROVAL OF THE PXRE INCENTIVE BONUS COMPENSATION PLAN

On February 11, 2004, our Board of Directors approved the adoption of the PXRE Group Ltd. Incentive Bonus Compensation Plan (the “2004 Bonus Plan”), subject to the approval of our shareholders.

The Board of Directors wishes to adopt the 2004 Bonus Plan to replace our Restated Employee Annual Incentive Bonus Plan, also referred to in this Proxy Statement as the “Prior Bonus Plan,” which was terminated effective January 1, 2004. If approved by our shareholders, awards will be granted under the 2004 Bonus Plan with respect to calendar year 2004.

Section 162(m) of the Code generally disallows a public company’s U.S. tax deduction in excess of $1 million for compensation paid to certain of our executive officers, subject to several exceptions, including an exception for compensation paid under a shareholder-approved plan that qualifies as “performance-based” within the meaning of Section 162(m) of the Code. The 2004 Bonus Plan provides a means for the payment of performance-based cash bonuses to certain of our key executives (the “162(m) Participants”) employed by our U.S. subsidiaries while preserving our U.S. tax deduction for the payment.

The following is a brief description of the material features of the 2004 Bonus Plan, a complete copy of which is attached as Appendix B.

Purpose of the 2004 Bonus Plan.     The purpose of the 2004 Bonus Plan is (i) to attract and retain employees who contribute to our success by their ability, ingenuity and industry, to motivate employees to achieve common, overall corporate results and to enable such employees to participate in our success and growth by providing them with the opportunity to receive compensation based directly on the achievement of performance goals; and (ii) to structure bonus opportunities in a way that will qualify the awards as “performance-based” for purposes of Section 162(m) of the Code so that we will be entitled to a U.S. tax deduction on the payment of such incentive awards to certain executive officers employed by our U.S. subsidiaries.

Terms of the Bonus Plan.     The 2004 Bonus Plan will be administered by the Human Resources Committee, whose members meet the criteria for independence under the listing standards of the NYSE, and is intended to qualify as an “outside director” within the meaning of Section 162(m) of the Code. In administering the 2004 Bonus Plan, the Human Resources Committee has broad authority to, among other things, designate participants, adopt guidelines, establish performance goals and performance periods, determine the effect of termination of employment prior to the payment of an award, and interpret and administer the 2004 Bonus Plan.

Participants in the 2004 Bonus Plan for any given performance period may include any of our key employees or any key employee of any subsidiary, operating unit or division who is designated as a participant for such period by the Human Resources Committee. All 162(m) Participants for any given period will be designated by the Human Resources Committee, in its sole discretion, before the end of the 90th day of each performance period or the date on which 25% of such performance period has been completed (such period, the “Applicable Period”).

The Human Resources Committee will specify the applicable performance criteria and targets to be used under the 2004 Bonus Plan for such performance period. This determination will be made within the Applicable Period for 162(m) Participants. These performance criteria may vary from participant to participant and will be based on one or more of the following company-wide; subsidiary, operating unit, and/or division financial performance measures: return on equity; net revenues; earnings per share, pre-tax or after-tax net income, pre-tax operating income, book value per share, market price per share; earnings available to common shareholders; operating expenses; reinsurance operating ratios; or strategic business criteria consisting of one or more objectives based upon meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

These performance criteria or goals may be (i) expressed on an absolute or relative basis; (ii) based on internal targets or otherwise employ comparisons based on our prior performance and/or past or current performance of other comparisons; and/or (iii) based on comparison(s) to capital, shareholders’ equity, shares outstanding, assets or net assets. For example, an income-based performance measure could be expressed in a number of ways, such as net earnings per share and with reference to meeting or exceeding a specific target, or with reference to growth above a specified level, such as prior year’s performance, or current or previous peer group performance.

With respect to 162(m) Participants, the 2004 Bonus Plan provides that the achievement of such goals must be substantially uncertain at the time they are established. If approved by our shareholders, the first performance period will commence on January 1, 2004.

The target bonus opportunity for each participant may be expressed as a dollar-denominated amount or by reference to a formula, such as a percentage share of a bonus pool to be created under the 2004 Bonus Plan; provided that, if a pool approach is used, the total bonus opportunities represented by the shares designated for the 162(m) Participants may not exceed 100% of the pool. The Human Resources Committee has the sole discretion to increase (except with respect to 162(m) Participants), reduce or eliminate the actual bonuses awarded under the 2004 Bonus Plan. The actual bonus awarded to any given participant at the end of a performance period will be based on the extent to which the applicable financial performance goals for such performance period are achieved, as determined by the Human Resources Committee.

The Human Resources Committee can designate that all or a portion of the bonuses be paid in the form of our Common Shares and may impose restrictions or vesting conditions on the Common Shares. An aggregate of 450,000 Common Shares (subject to adjustment for stock splits, stock dividends, reclassifications and certain other events as provided in the 2004 Bonus Plan) are authorized for issuance under the 2004 Bonus Plan. In the event that any Common Shares are forfeited or otherwise surrendered or canceled, any such Common Shares will be available for future bonus awards.

The measures used in setting performance goals set under the 2004 Bonus Plan for any given Performance Period will be determined in accordance with United States generally accepted accounting principals (“GAAP”) and a manner consistent with the methods used in our audited financial statements, and, unless the Human Resources Committee decides otherwise (within the Applicable Period for 162(m) Participants), adjusted to exclude the impact of: (i) extraordinary items as determined by our independent public accountants in accordance with GAAP; (ii) changes in the accounting rules; (iii) unplanned changes to the U.S. tax laws and other unplanned regulatory changes that affect the Bonus Plan; (iv) non-recurring acquisition expenses and capital restructuring charges; (v) business restructuring charges; (vi) expenses relating to strategic decisions to increase certain of our expenses (such as research, advertising, etc.) beyond planned levels; and (ix) changes in our equity as a result of material stock offering(s). The maximum bonus payable under the 2004 Bonus Plan to any one individual in any one calendar year is $1 million.

The Board of Directors may at any time amend or terminate the 2004 Bonus Plan, provided that the Board of Directors shall submit any amendment to our shareholders for approval, if and to the extent, such approval is required pursuant to any laws or any stock exchange rules.

The amount of future awards under the 2004 Bonus Plan cannot be determined, although we anticipate that in the future annual grants, with respect to which the amount and timing is not yet known, will be made to persons eligible to participate in the plan based upon performance goals to be established by the Human Resources Committee.

U.S. Federal Income Tax Consequences.     Under present U.S. federal income tax law, U.S. participants will generally realize ordinary income equal to the amount of the award received under the 2004 Bonus Plan in the year of such receipt. Our U.S. subsidiaries will receive a deduction for the amount constituting ordinary income to the participants, employed by our U.S. subsidiaries provided that the participant’s total compensation is below the limit imposed by Section 162(m) of the Code, or the 2004 Bonus Plan award satisfies the requirements of the performance-based exception of Section 162(m) of the Code. It is our intention that the 2004 Bonus Plan be adopted and administered in a manner that preserves our U.S. subsidiaries’ deductibility of compensation under Section 162(m) of the Code.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BOARD OF DIRECTORS’ ADOPTION OF THE 2004 BONUS PLAN.

PROPOSAL NO. 4:
APPROVAL OF AMENDMENT TO THE DIRECTOR STOCK PLAN

The PXRE Group Ltd. Director Stock Plan provides automatic annual grants of options to purchase our Common Shares and of Restricted Shares to our non-employee directors.

On February 11, 2004, our Board of Directors amended the Director Stock Plan, subject to the approval of our shareholders to:

•
grant the Board of Directors the discretion to treat a termination of service by a director after the completion of 10 years of service on the Board of Directors or the attainment of age 65 as “retirement” under the Director Stock Plan; and

•
provide that in the event that a Class IV Director directs his/her options or Restricted Shares to be transferred to his/her designating shareholders (“designator”) (or an affiliate of the designator(s)), such award will continue to vest regardless of whether the Class IV Director’s service with the Board of Directors or with the designator(s) (or the affiliate of such designator(s)) terminates, as long as the designator(s) (or affiliate) of the Class IV Director continues to have the right to appoint a director to the Board of Directors; and

•
provide that in the event that a Class IV Director’s service on the Board of Directors terminates for reasons other than death, disability or retirement, all unvested outstanding awards held by such Class IV director will be transferred to the Class IV Director’s designator(s) (or the affiliate of such designator(s)), ratably in the event that there is more than one designator, and will continue to vest on the same schedule as was applicable to the Class IV Director prior to such termination, so long as such designator(s) (or affiliate of the designator(s)) has the right to appoint a director to the Board of Directors at the time of the termination.

The general purpose of the amendment is to provide more flexibility in the administration of the Director Stock Plan.

The following is a brief description of the material features of the Director Stock Plan and the Amendment for which shareholder approval is being sought, a complete copy of which is attached as Appendix C.

Purpose Of Director Stock Plan.     The purpose of the Director Stock Plan is to maintain our ability to attract and retain the services of experienced and highly qualified non-employee directors and to increase their proprietary interest in our continued success and align their interests more closely with those of our shareholders.

Terms Of Director Stock Plan.     The Director Stock Plan provides for automatic annual grants of options and Restricted Shares on the date of each of the annual general meetings of our shareholders through 2013, to each individual who is elected to the Board of Directors following each such meeting, or who continues to be a member of the Board of Directors following each such meeting, provided such individual is not also our employee or an employee of any of our subsidiaries. Presently all the directors are eligible to participate in the Director Stock Plan.

Under the Director Stock Plan, as of the date of the annual general meeting of our shareholders, all of the members of the Board of Directors will receive an automatic grant of an option to purchase 5,000 Common Shares (subject to adjustment for stock splits, stock dividends, reclassifications and certain other events as provided in the Director Stock Plan) at the fair market value of such shares on the date the option was granted. Each option becomes vested and exercisable ratably over the three years immediately following its date of grant. The maximum term of an option is ten years.

Upon a director’s termination of service on the Board of Directors as a result of disability or retirement, which termination occurs at least six months following the prior annual general meeting of shareholders, the director will receive a fully vested option exercisable for the purchase of 5,000 Common Shares on the last day of service as a director, at an exercise price per share equal to the fair market value of Common Shares on the date of grant. In the event a director terminates service on the Board of Directors by reason of death, retirement or disability, all previously granted options will become immediately exercisable and will continue to be exercisable for three years following the termination (but not beyond its original expiration date). In the event a director terminates service on the Board of Directors other than by reason of death, disability or retirement, his or her options (to the extent vested and exercisable upon such termination) will be exercisable for three months after the date of termination of service, but not beyond the original expiration date; provided, however, that if the amendment is approved, in the event that a Class IV Director’s service on the Board of Directors terminates other than by reason of retirement, disability or death, all unvested outstanding awards held by the Class IV Director will be transferred to the Class IV Director’s designator(s) (or an affiliate of such designator(s)) and will continue to vest on the same schedule as was applicable to the Class IV Director prior to such termination, so long as such designator(s) (or the affiliate of the designator(s)) has the right to appoint a director to the Board of Directors at the time of such termination. In the event that there is more than one designator, the unvested awards will be transferred to each designator on a ratable basis based on the percentage of each designator’s ownership of the class of securities entitled to make such designation. In the event of death of a director after terminating service on the Board of Directors, any outstanding options will expire on the later of the date that would have applied in the absence of the director’s death or one year from the date of death, provided that in no event may an option be exercised beyond its original expiration date. No option may be repriced after the date of grant.

Under the Director Stock Plan, as of the date of the annual general meeting of our shareholders, eligible members of the Board of Directors will receive a restricted share award equal to 2,500 Common Shares. The period of the restrictions on the Restricted Shares is three years (the “Restricted Period”), our Common Shares ceasing to be publicly traded, or the death, disability or retirement of a director. Restricted Shares are generally subject to forfeiture if a director terminates service during the Restricted Period other than by reason of death, disability or retirement. The lapse of the Restricted Period will be accelerated in the event of the director’s death, disability or retirement. In addition, upon the termination of service on the Board of Directors by a non-employee director as a result of disability or retirement that occurs at least six months following the prior annual general meeting of shareholders, the director will receive 1,000 fully vested Common Shares on the director’s last day of service. The directors who are granted the Restricted Shares are entitled to all the rights of a shareholder with regard to the awarded Restricted Shares during the Restricted Period, including the right to receive dividends on and to vote the Restricted Shares, except that the Restricted Shares may not be sold, pledged or otherwise transferred by the director until the applicable Restricted Period has lapsed. Upon the grant of Restricted Shares, directors are required to enter into a restricted share agreement with us containing the forgoing restrictions and such other terms and conditions that the Board of Directors may deem advisable.

For purposes of the Director Stock Plan, retirement is currently defined as the termination of a director’s service from the Board of Directors as of the annual general meeting of our shareholders coinciding with or next following the director’s attainment of age 72. If the amendment is approved by our shareholders, the definition of retirement will also include the termination of a director’s service after the completion of either 10 years of service on the Board of Directors or after the attainment of age 65, in each case with the consent of the Board of Directors.

Upon a change in control (as defined in the Director Stock Plan), all outstanding options become vested and all restrictions with respect to outstanding Restricted Shares lapse.

Options and Restricted Shares and all rights thereunder are nonassignable and nontransferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as described in Section 414(p) of the Code); however, Class IV Directors have the right to cause us to grant the options and/or Restricted Shares that such Class IV Directors would otherwise be entitled to receive directly to the Class IV Director’s designator(s) or to an affiliate of the designator(s).

Unless otherwise provided by the Director Stock Plan or by the Board of Directors, any options and/or Restricted Shares granted directly to the designator(s) of a Class IV Director or to any affiliate of the designator(s) of a Class IV Director will remain subject to the terms and conditions of the Director Stock Plan as if the options and/or Restricted Shares were retained by such Class IV Director; provided, however, that if the amendment is approved by our shareholders, in the event that a Class IV Director who has transferred his/her right to the options and/or restricted shares to his/her designator(s) (or an affiliate of the designator(s)) terminates his/her service with the Board of Directors or with such designator(s) (or affiliate(s)), the options and/or Restricted Shares will continue to vest and remain exercisable as long as the Class IV Director’s designator(s) (or affiliate) continues to have the right to appoint at least one director to our Board of Directors. At the time such Class IV Director’s designator(s) (or affiliate(s)) ceases to have the right to appoint at least one director to our Board of Directors, all unvested options will terminate and all vested options will remain exercisable for the three-month period thereafter.

An aggregate of 500,000 Common Shares (subject to adjustment for stock splits, stock dividends, reclassifications and certain other events as provided in the Director Stock Plan) are authorized for issuance under the Director Stock Plan, including a total of 281,499 Common Shares currently subject to outstanding awards. Common Shares subject to options which terminate or expire unexercised or Restricted Shares which are forfeited are available for future grants.

The Director Stock Plan is administered by the Board of Directors, which is authorized to interpret the Director Stock Plan but has no authority with respect to the selection of directors to receive options and Restricted Shares, the number of shares subject to the Director Stock Plan or to each grant thereunder, or the option price for shares subject to options. The Board of Directors may amend the Director Stock Plan as it shall deem advisable but may not, without the approval of the shareholders, increase the maximum number of Common Shares as to which options or Restricted Shares may be awarded, increase the number of Common Shares that may be awarded under the Director Stock Plan, change the option exercise price, extend the period during which options or Restricted Shares may be granted or exercised, or change the class of persons eligible to receive options or Restricted Shares.

New Plan Benefits Table.     The following table sets forth the number of options and Restricted Shares that will be granted to the non-employee directors as a group on the date of the annual general meeting:

Name and Position	Total Number of Common Shares Subject to Options Granted (1)	Total Number of Restricted Shares Granted (1)

All Non-Executive Directors as a group (9 persons)	45,000	22,500

(1)	The exercise price of the options and the value of the Restricted Shares will be equal to the average of the high and low price of the Common Shares on the date of the annual general meeting.

U.S. Federal Income Tax Consequences.     The options under the Director Stock Plan are nonstatutory options, not intended to qualify as incentive stock options under Section 422 of the Code. The grant of options will not result in taxable income to the director. The exercise of an option by a director will result in taxable ordinary income to the director equal to the difference between the fair market value on the date the option is exercised and the fair market value on the date the option was granted (the exercise option price) multiplied by the number of Common Shares acquired upon such exercise. Any gain (or loss) on the director’s subsequent sale of such Common Shares, determined by comparing the amount realized from such sale with the fair market value on the date of exercise, will be long- or short-term capital gain (or loss) depending on how long the Common Shares were held before the sale.

The grant of Restricted Shares will not result in income to the director for U.S. federal income tax purposes, because the Restricted Shares are subject to restrictions constituting a “substantial risk of forfeiture” as defined in the Code. Unless a director elects to be taxed at the date of grant, such director will generally realize taxable compensation income when the Restricted Period applicable to the award lapses. The amount of such income will be the fair market value of the Restricted Shares on the date of such lapse of the Restricted Period. Dividends paid on the Restricted Shares during the Restricted Period will also be taxable income to the director when received by the director.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE “FOR” THE PROPOSAL TO ADOPT THE AMENDMENT TO THE DIRECTOR STOCK PLAN.

CERTAIN BUSINESS RELATIONSHIPS

Select Reinsurance Ltd.

PXRE is a party to a retrocessional agreement (as amended from time to time, the “Select Re Quota Share Agreement”) with Select Reinsurance Ltd. (“Select Re”), pursuant to which we offer to cede a proportional share of our non-casualty reinsurance business. In 2003, the proportional share of our non-casualty business ceded to Select Re under that agreement was 8.0%. As a complement to the Select Re Quota Share Agreement, we cede an additional proportional share to Select Re on certain agreed risks under a variable quota share agreement. In connection with the Select Re Quota Share Agreement, we have entered into an undertaking to use commercially reasonable efforts to present Select Re with aggregate annual premiums equal to a minimum of 20% of Select Re’s shareholders’ equity (as defined in the undertaking). This undertaking was amended in November 2002 and extended until 2005. In return, Select Re is obligated to pay us a management fee of 15% based on the gross premiums ceded to them under these quota share agreements, which resulted in fee income of $3.8 million in 2003.

In addition to the Select Re Quota Share Agreement, we have entered into several other reinsurance transactions with Select Re whereby: (i) Select Re provided retrocessional support on several reinsurance transactions; (ii) Select Re provided us with aggregate excess of loss retrocessional coverage in 2001 that protects us against large losses arising from a single catastrophic event and against the accumulation of aggregate losses arising from a number of events; and (iii) we provided Select Re with catastrophe excess of loss retrocessional coverage that protects them in the event they incur significant losses arising from a single catastrophic event which involved premiums of $1.5 million in 2003.

In 2003, we ceded reinsurance premiums of $26.1 million to Select Re and as of December 31, 2003 net assets of $64.6 million were due in the aggregate to us from Select Re, all of which are secured by way of reinsurance trusts. In addition to the collateralization requirements, we have various additional protections to ensure Select Re’s performance of its obligations to us. In this regard, pursuant to the Select Re Quota Share Agreement, among other rights, we have the right to designate one member of Select Re’s board of directors and we have the right to limit the amount of non-PXRE reinsurance business assumed by Select Re.

Select Re is a Class 3 Bermuda reinsurance company that was formed in 1997. As of December 31, 2003, it had shareholders’ equity of approximately $110.0 million and is privately owned by approximately 70 shareholders. In accordance with our contractual rights under the Select Re Quota Share Agreement, we had designated Jeffrey L. Radke, our President and Chief Executive Officer, to serve on Select Re’s board of directors. Jeffrey Radke received no remuneration for serving on Select Re’s board. Prior to joining us in 1999, Jeffrey Radke had served as the President of Select Re. On January 6, 2004, Jeffrey Radke resigned from Select Re’s board of directors; however, we have retained our right to designate a person to serve on Select Re’s board of directors.

Mr. William Michaelcheck is a member of the board of Select Re and also one of its founding shareholders. Mr. Michaelcheck is also the President and sole shareholder of Mariner Investment Group, Inc. (“Mariner”). Mariner acts as the investment manager for our hedge fund and alternative investment portfolio. In 2003, we incurred investment management fees of $0.8 million relating to services provided by Mariner.

PXRE’s Board of Directors reviews the various transactions with Select Re at each of its meetings. In addition, the Board requires the prior approval of our Chief Financial Officer for any transaction entered into with Select Re.

Bermuda Housing

During 2001, we entered into a lease for a home in Bermuda for a term of two years that allows us to provide housing for various employees when traveling to Bermuda, including our Chairman at an annual rental of approximately $90,000. This lease was renewed during 2003 for additional two year terms, at an annual rent of $90,000 respectively. This lease relieves us from providing such person with a housing allowance.

During 2000, we entered into an arrangement in which Jeffrey Radke leased and we provided a mortgage for a home in Bermuda for a term of up to 20 years (the “PXRE Mortgage”). This arrangement fixed the housing allowance expense borne by us for the period of the PXRE Mortgage. The PXRE Mortgage, in the amount of $500,000, was provided to a charitable trust to purchase the house and we received a second mortgage (the first mortgage is in the amount of $1,000,000). The PXRE Mortgage earns interest at a rate dependent on the sale price of the home at the conclusion of the PXRE Mortgage. The interest rate is set at LIBOR.

Sidley Austin Brown & Wood LLP

During 2003, PXRE retained Sidley Austin Brown & Wood LLP to provide legal services. Mr. Browne, a director of PXRE, is senior counsel to Sidley Austin Brown & Wood LLP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Commission and the New York Stock Exchange reports of ownership and changes in ownership of our registered equity securities. Executive officers, directors and greater-than-10% shareholders are also required to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the copies of such reports, and any amendments thereto, furnished to us and written representations that no Form 5 reports were required, we believe that, during the fiscal year ended December 31, 2003, our executive officers, directors and greater- than-10% shareholders complied with all applicable Section 16(a) filing requirements, other than (a) Capital Z and Reservoir who filed Form 4’s several weeks late due to a miscommunication by PXRE relating to common shares granted to them by PXRE pursuant to the Director Stock Plan, and (b) Jeffrey Radke who filed a Form 4 relating to the acquisition of options upon his appointment as Chief Executive Officer approximately 4 weeks late due to late finalization of his employment contract.

DEADLINES FOR SHAREHOLDER PROPOSALS

If a shareholder desires to present a proposal for inclusion in next year’s Proxy Statement, such shareholder must submit such proposal in writing to us for receipt not later than December 1, 2004. Proposals must comply with the proxy rules relating to shareholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in our 2005 proxy materials.

For any proposal that is not intended for inclusion in the 2005 proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual general meeting, Commission rules permit the proxy holders to vote proxies in their discretion if the company does not receive notice of the proposal prior to the close of business on November 15, 2004. Notices of intention to present proposals at the 2005 annual general meeting should be addressed to the Company’s Secretary, PXRE Group Ltd, P.O. Box 1282, Hamilton HM FX, Bermuda, Attention: Secretary. Shareholders who wish to submit a proposal for consideration at our 2005 annual general meeting of shareholders, but who do not wish to submit a proposal for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, should deliver a copy of their proposal no later than March 1, 2005 and otherwise comply with the notice provisions of our Bye-Laws. If a shareholder fails to provide such 45-day notice, the respective proposal need not be addressed in the proxy materials and the proxies may exercise their discretionary voting authority when the proposal is raised at the 2005 annual general meeting. In either case, proposals should be delivered to PXRE Group Ltd, P.O. Box 1282, Hamilton HM FX, Bermuda, Attention: Secretary.

AVAILABILITY OF OUR ANNUAL REPORT

Our Annual Report to Shareholders, which contains financial statements for the year ended December 31, 2003, as well as other information concerning our operations, is being sent to you with this Proxy Statement.

We file with the Securities and Exchange Commission an Annual Report on Form 10-K. A copy of our annual report for fiscal year 2003 is available on the Commission’s website through its EDGAR database. We will furnish a copy of our annual report without charge to any shareholder sending a written request therefore to: Secretary, PXRE Group Ltd., P.O. Box HM 1282, Hamilton HM FX, Bermuda. Finally, our annual report can also be accessed through our web site at: www.pxre.com.

OTHER MATTERS

At the date of this Proxy Statement, management has no knowledge of any matters other than those set forth in this Proxy Statement or referred to in the accompanying Notice of annual general meeting, which will be presented at the annual general meeting. However, if any other matters should properly come before the annual general meeting it is intended that Proxies shall be voted thereon in accordance with the best judgment of the person or persons voting such Proxies.

PXRE GROUP LTD.

Hamilton, Bermuda
April 1, 2004

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
PXRE GROUP, LTD.

Section 1. Purpose

The Audit Committee (the “Committee”) of the Company is appointed by, and generally acts on behalf of, the Board of Directors (the “Board”) of PXRE Group, Ltd. (the “Company”). The Board has determined to establish the governing principles of the Committee through the adoption of this Charter on February 11, 2003, and as amended on February 10, 2004. The Committee’s purposes shall be:

A.
To assist the Board in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; and (iii) the performance of the Company’s internal audit function;

B.
To interact directly with and evaluate the performance of the independent auditors, including to determine, subject to shareholder approval, whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

C.	To prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits, to independently verify management’s representations, or to determine that the Company’s financial statements are complete and accurate, prepared in accordance with generally accepted accounting principles (“GAAP”) or fairly present the financial condition, results of operations, and cash flows of the Company. These are the responsibilities of management and the independent auditors. The Committee’s considerations and discussions with management and the independent auditors do not ensure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company’s independent auditors are in fact “independent.”

Section 2. Membership

A.
The Committee shall be composed of at least three directors, each of whom must be independent. A director shall qualify as independent if the Board has affirmatively determined that the member has met the independence criteria set forth in the Company’s Corporate Governance Guidelines. In addition, members of the Committee must also satisfy the following additional requirements in order to be independent:

1.	No Committee member or immediate family member of such Committee member may be an “affiliated person” of the Company or any of its subsidiaries, as that term is defined by the SEC; and

2.	No Committee member shall accept any consulting, advisory, or other fees from the Company, except for fees for services as a director and member of the Audit Committee and any other Board committee.

B.
All members of the Committee must be financially literate or become financially literate within a reasonable time after appointment to the Committee. At least one member shall have accounting or related financial management expertise. To the extent possible, at least one member of the Committee shall be an “audit committee financial expert” as that term is defined by the SEC.

C.
The members of the Committee shall be nominated by the Nominating/Corporate Governance Committee and appointed by a majority of the Board for one-year terms. The Nominating/Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. The members of the Committee shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.

D.
Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

Section 3. Meetings and Procedures

A.
The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. Two members of the Committee shall constitute a quorum. All meetings of the Committee shall take place outside the United States.

B.	The Committee shall meet with the independent auditors, the Company’s internal auditor and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

C.	The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

D.
The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

E.	The Committee shall fix its own rules of procedure, which shall be consistent with the Bye-laws of the Company and this Charter.

F.	The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

G.	The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

H.
The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by law, regulation, or listing standard to be exercised by the Committee as a whole.

I.
The Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting, and other advisors, and the Company shall provide appropriate funding for the Committee to retain any such advisors without requiring the Committee to seek Board approval.

Section 4. Duties and Responsibilities

A.	Financial Reporting Process

1.
The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s Form 10-Qs, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures prior to their release. The Committee shall review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of internal control and any special audit steps adopted in light of material control deficiencies; analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on financial statements; the effect of regulatory and accounting initiatives, as well as off-balance sheet arrangements, on the financial statements; the use of pro-forma or non-GAAP financial information; and any correspondence with regulators or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

2.	The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

3.
The Committee shall review earnings press releases prior to their release, as well as the types of information to be disclosed and types of presentation to be made concerning financial information and earnings guidance provided to analysts and rating agencies.

4.	The Committee shall prepare the Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

B.	Risks and Control Environment

1.
The Committee shall discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures.

2.
The Committee shall review and update periodically the Company’s Code of Business Conduct and Ethics, its insider trading policy and the Company’s compliance with laws. The Committee shall have the sole authority to grant waivers of the Company’s Code of Business Conduct and Ethics or its insider trading policy to the Company’s directors and executive officers. In reviewing the Company’s Code of Business Conduct and Ethics, the Committee shall take into account the provisions of the Exchange Act, the listing standards of the NYSE, and any other sources that the Committee deems appropriate.

3.	The Committee shall meet periodically with the Company’s internal auditors, legal counsel and independent auditors, to review the Company’s policies and procedures regarding disclosures that may impact the financial statements, compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

4.
The Committee shall oversee the Company’s disclosure controls and procedures, including internal control over financial reporting and shall oversee corrective actions in internal control over financial reporting intended to address any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees that is reported to the Committee.

C.	Independent Auditors

1.
The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

2.
The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and non-audit services that are not prohibited and the fees for such services. The Committee may establish policies and procedures for the approval of audit and non-audit services that are not prohibited, including through delegation of authority to one or more of its members. Any service that is approved pursuant to such delegation must be reported to the full Committee at its next scheduled meeting.

3.
Prior to the audit, the Committee shall meet with the independent auditors to discuss the planning and staffing of the audit, including the impact of rotation requirements and other independence rules on the staffing.

4.
The Committee shall, at least annually, obtain and review a report by the independent auditors describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the auditing firm, and any steps taken to deal with any such issues; and (iii) in order to assess the firm’s auditing independence, all relationships between the auditing firm and the Company.

5.
The Committee shall review periodically any reports prepared by the independent auditors and provided to the Committee relating to, among other things, the Company’s critical accounting policies and practices, alternative treatments within generally accepted accounting principles for policies and practices relating to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and any other material communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

6.
The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and management’s response to same, any other matters required to be brought to its attention under auditing standards (e.g., SAS 61), and shall resolve any significant disagreements between the independent auditors and management.

7.
After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, the Committee will conduct an annual evaluation of the independent auditors’ performance and their independence, including considering whether the independent auditors’ quality controls are adequate. This evaluation also shall include the review and evaluation of the lead partner of the independent auditors. In making its evaluation, the Committee shall take into account the opinions of management and the Company’s internal auditor. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

8.
The Committee shall set clear policies for the hiring by the Company of employees or former employees of the independent auditors. Specifically, the Company shall not hire as its Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer, or any person serving in an equivalent position, any partner, employee, or former employee of the Company’s independent auditors who participated in any capacity in an audit of the Company during the one-year period preceding the date of initiation of the then-current audit.

D.	Internal Audit Function

1.	The Committee shall oversee the activities, organizational structure, and qualifications of the internal audit function.

2.	The Committee shall review and approve the appointment and replacement of the Company’s internal auditor.

3.	The Committee shall review and approve the annual internal audit plan of, and any special projects undertaken by, the internal auditor.

4.
The Committee shall discuss with the internal auditor any changes to, and the implementation of, the internal audit plan and any special projects and discuss with the internal auditor the results of the internal audits and special projects.

5.	The Committee shall review any significant reports to management prepared by the internal auditor and management’s responses.

E.	Evaluations and Reports

1.
The Committee shall annually review and assess the performance of the Committee and each Committee member and deliver a report to the Board setting forth the results of its evaluation. In conducting this review and assessment, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness, and quality of the information and recommendations that the Committee presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

2.
The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit function, and the effectiveness of the Company’s disclosure controls and procedures.

F.	Other Matters

1.	The Committee shall review and approve all related party transactions.

2.
The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

3.	The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

4.	The Committee shall maintain free and open communication with the Board, management, the internal auditor, and the independent auditors.

5.
The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, the Company’s Bye-laws, and governing law, as the Committee or the Board may deem necessary or appropriate.

APPENDIX B

PXRE GROUP LTD.
INCENTIVE BONUS COMPENSATION PLAN

Section 1. Purpose

The purpose of the Plan is (i) to foster and promote the interests of PXRE Group Ltd. and its Affiliates by attracting and retaining employees who contribute to the success of the Company by their ability, ingenuity and industry, to motivate employees to achieve common, overall corporate results and to enable such individuals to participate in the success and growth of the Company by providing them with the opportunity to receive compensation based directly on the achievement of Company performance goals; and (ii) to structure the bonus opportunities for the 162(m) Participants in a way that will qualify the awards made as “performance-based” for purposes of Section 162(m) of the Code so that the Company’s US Affiliates will be entitled to a tax deduction for the payment of such incentive awards to such employees.

Section 2.     Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

2.1
“162(m) Participant” shall mean a Participant who is designated by the Administrator as a 162(m) Participant because such individual is expected to be a “covered employees” within the meaning of Treas. Reg. Sec. 1.162-27(c)(2) (as amended from time to time) due to the fact that such individual’s compensation is expected to be subject to the deductibility limitations in Section 162(m) of the Code .

2.2
“Administrator” shall mean the Committee, as applied to the 162(m) Participants, and, as applied to all other Participants, shall either mean the Committee or an individual or committee to which authority has been delegated by the Committee.

2.3	“Affiliate” shall mean any corporation or other entity as to which the Company possesses a direct or indirect ownership interest and has power to exercise control over.

2.4
“Applicable Period” shall apply only to the 162(m) Participants, and shall mean with respect to any Performance Period, a period commencing on or before the first day of such Performance Period and ending no later than the earlier of (i) the 90th day of such Performance Period, or (ii) the date on which 25% of such Performance Period has been completed. Any action required under the Plan to be taken within the period specified in the preceding sentence may be taken at a later date if, but only if, the regulations under Section 162(m) of the Code are hereafter amended, or interpreted by the Internal Revenue Service, to permit such later date, in which case the term “Applicable Period” shall be deemed amended accordingly.

2.5	“Board” shall mean the Board of Directors of the Company as constituted from time to time.

2.6	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7
“Committee” shall mean the committee of the Board consisting solely of two or more non-employee directors (each of whom is intended to qualify as an “outside director” within the meaning of Section 162(m) of the Code) designated by the Board as the committee responsible for administering and interpreting the Plan.

2.8	“Company” shall mean PXRE Group Ltd., a corporation organized under the laws of the Bermuda, and any successor thereto.

2.9
“GAAP” shall mean generally accepted accounting principles in the United States as set forth in pronouncements of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants as in effect from time to time, or, with respect to any financial statements, the date such financial statements were prepared.

2.10
“Individual Award Opportunity” shall mean the performance-based award opportunity for a Participant for a given Performance Period as specified by the Administrator (within the Applicable Period for 162(m) Participants), which may be expressed in dollars or on a formula basis that is consistent with the provisions of the Plan.

2.11
“Participant” shall mean, for any given Performance Period with respect to which the Plan is in effect, each key employee of the Company (including employees of any Affiliate) and who is designated as a Participant in the Plan for such Performance Period by the Administrator pursuant to Section 4 below.

2.12
“Performance Period” shall mean any period for which performance goals are set under Section 5 and during which performance shall be measured to determine whether such goals have been met for purposes of determining whether a Participant is entitled to payment of a bonus under the Plan. A Performance Period may be coincident with one or more fiscal years of the Company, or a portion thereof.

2.13	“Plan” or “Section 162(m) Plan” shall mean the PXRE Group Incentive Bonus Compensation Plan as set forth in this document, and as amended from time to time.

2.14	“Share” or “Shares” means a common share or common shares, par value $1.00 per share, of the Company.

Section 3. Administration

3.1
General.     The Plan shall be administered by the Administrator. Subject to the terms of the Plan and applicable law (including, but not limited to, Section 162(m) of the Code), and in addition to any other express powers and authorizations conferred on the Administrator by the Plan, the Administrator shall have the full power and authority, after taking into account, in its sole and absolute discretion, the recommendations of the Company’s senior management:

3.1.1
to designate (within the Applicable Period for 162(m) Participants) the Participants in the Plan and the individual award opportunities and/or, if applicable, bonus pool award opportunities for such Performance Period;

3.1.2
to designate (within the Applicable Period for 162(m) Participants) and thereafter administer the performance goals and other award terms and conditions that are to apply under the Plan for such Performance Period;

3.1.3
to determine and certify the bonus amounts earned for any given Performance Period, ensuring that such bonus amounts are based on actual performance versus the performance goals for such Performance Period, after making any adjustments to either increase (with respect to awards granted to Participants who are not 162(m) Participants) or decrease such bonus amounts; provided however, that no adjustment may be made with respect to a bonus payable to a 162(m)

Participant that would cause such bonus to fail to qualify as “performance-based” compensation under Section 162(m) of the Code;

3.1.4
to decide whether, under what circumstances and subject to what terms bonus payouts are to be paid on a deferred basis, including automatic deferrals at the Administrator’s election as well as elective deferrals at the election of Participants;

3.1.5
to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan;

3.1.6
to interpret and administer the terms and provisions of the Plan and any award issued under the Plan (including reconciling any inconsistencies, correcting any defaults and addressing any omissions in the Plan or any related instrument or agreement); and

3.1.7	to otherwise supervise the administration of the Plan.

3.2
It is intended that all amounts payable to 162(m) Participants under the Plan shall constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and Treas. Reg. Sec. 1.162-27(e) (as amended from time to time), and, to the maximum extent possible, the Plan and the terms of any awards under the Plan to 162(m) Participants shall be so interpreted and construed.

3.3
Binding Nature of Administrator Decisions.     Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions made under or with respect to the Plan or any award under the Plan shall be within the sole and absolute discretion of the Administrator, and shall be final, conclusive and binding on all persons, including the Company, any Participant, and any award beneficiary or other person having, or claiming, any rights under the Plan.

3.4
Other.     The Administrator shall not be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any award under the Plan. If a Committee member intended to qualify as an “outside director” under Section 162(m) of the Code does not in fact so qualify, the mere fact of such non-qualification shall not invalidate any award or other action made by the Committee under the Plan which otherwise was validly made under the Plan.

Section 4. Plan Participation

4.1
Participant Designations By The Administrator.     For any given Performance Period, the Administrator, in its sole and absolute discretion, shall (within the Applicable Period for 162(m) Participants), designate those key employees of the Company (including employees of its Affiliates) who shall be Participants in the Plan for such Performance Period.

4.2
Impact Of Plan Participation.     A 162(m) Participant shall not also participate in the Company’s general bonus plans for such Performance Period (to the extent such plans exist), if such participation would cause any award hereunder to fail to qualify as “performance-based” under Section 162(m).

Section 5. Performance Goals

5.1
Setting Of Performance Goals.     For a given Performance Period, the Administrator shall, (within the Applicable Period for 162(m) Participants), set one or more objective performance goals for each Participant and/or each group of Participants and/or each bonus pool (if any). Such goals shall be based exclusively on one or more of the following corporate-wide or subsidiary, division or operating unit financial measures:

5.1.1	return on equity,

5.1.2	net revenues,

5.1.3	earnings per share,

5.1.4	pre-tax or after-tax net income,

5.1.5	pre-tax operating income,

5.1.6	book value per share,

5.1.7	market price per share,

5.1.8	earnings available to common stockholders,

5.1.9	operating ratios, including, without limitation, expense ratios, loss ratios and combined ratios, and

5.1.10
strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, the reinsurance operating ratio, reserve adequacy and goals relating to acquisitions or divestitures, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Administrator may specify (within the Applicable Period for 162(m) Participants)).

5.2
Each such performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Company (including the performance of one or more Affiliates) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets.

5.3
With respect to 162(m) Participants, in all cases, the performance goals for the 162(m) Participants shall be such that they satisfy any applicable requirements under Treas. Reg. Sec. 1.162-27(e)(2) (as amended from time to time) that the achievement of such goals be “substantially uncertain” at the time that they are established, and that the award opportunity be defined in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goal has been met, and, subject to the Administrator’s right to apply discretion to eliminate or reduce (but not increase) the amount of the award payable as a result of such performance.

5.4
Impact Of Extraordinary Items Or Changes In Accounting.     The measures used in setting performance goals set under the Plan for any given Performance Period shall be determined in accordance with GAAP and a manner consistent with the methods used in the Company’s audited financial statements, and, unless the Administrator decides otherwise (within the Applicable Period for 162(m) Participants), such GAAP measures shall be adjusted to exclude the impact of: (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in the accounting rules, (iii) unplanned changes to the tax laws and other unplanned regulatory changes that affect the Plan, (iv) non-recurring acquisition expenses and capital restructuring charges,

(v) business restructuring charges, (vi) expenses relating to strategic decisions to increase certain Company expenses (such as research, advertising, etc.) beyond planned levels, and (vii) changes in the Company’s equity as a result of material stock offering(s).

Section 6. Bonus Pools, Award Opportunities And Awards

6.1
Setting Of Individual Award Opportunities.     At the time that performance goals are set for Participants for a given Performance Period (within the Applicable Period for 162(m) Participants), the Administrator shall also establish each Individual Award Opportunity for such Performance Period, which shall be based on the achievement of stated target performance goals, and may be stated in dollars or on a formula basis (including, but not limited to, a designated share of a bonus pool or a multiple of annual salary), provided:

6.1.1	that the designated shares of any bonus pool shall not exceed 100% of such pool for the 162(m) Participants; and

6.1.2
that the Administrator, in all cases, shall have the sole and absolute discretion, based on such factors as it deems appropriate, to apply discretion to increase (only with respect to Participants that are not 162(m) Participants), decrease or eliminate the actual bonus awards that would otherwise actually be payable to any Participant on the basis of the achievement of the applicable performance goals.

6.2
Maximum Individual Bonus Award.     Notwithstanding any other provision of this Plan, the maximum bonus that may be awarded under the Plan to any one individual for any Performance Period shall be $1 million; provided, that for purposes of the foregoing, an award payable in Shares shall be valued at the “fair market value” (as defined below) of the Shares on the date of the bonus payment. For purposes of this Section 6.2, “fair market value” shall mean the average of the high and low Share price quoted on an exchange on the day the bonus payment is made. If the Shares are not publicly traded, the “fair market value” shall be determined by the Administrator.

Section 7. Bonus Payments

7.1
Subject to the following, bonus awards determined under the Plan for given Performance Period shall be paid to Participants in cash, or, if so provided for by the Administrator, in the form of Shares, as soon as practicable following the end of the Performance Period to which they apply, provided:

7.1.1
that no such payment shall be made unless and until the Administrator, based on the Company’s audited financial results for such Performance Period (as prepared and reviewed by the Company’s independent public accountants), has certified (in the manner prescribed under applicable regulations under Section 162(m) of the Code with respect to the 162(m) Participants) the extent to which the applicable performance goals for such Performance Period have been satisfied, and has made its decisions regarding the extent of any adjustment of awards (to the extent permitted under the Plan and the Code with respect to the 162(m) Participants);

7.1.2
that the Administrator may specify that a portion of the actual bonus award for any given Performance Period shall be paid on a deferred basis, based on such award payment rules as the Administrator may establish and announce for such Performance Period;

7.1.3
that the Administrator may require (if established and announced within the Applicable Period for 162(m) Participants), as a condition of bonus eligibility (and subject to such exceptions as the Administrator may specify within the Applicable Period for 162(m) Participants) that Participants for such Performance Period must still be employed as of end of such Performance Period and/or as of such later date as determined by the Administrator; and that the Administrator may adopt such forfeiture, pro-ration or other rules as it deems appropriate, in its sole and absolute discretion, regarding the impact on bonus award rights in the event of a Participant’s termination of employment.

7.2
Shares.     The Administrator may designate all or a portion of any bonuses payable hereunder to be made in the form of Shares and may impose such restrictions or vesting conditions on the Shares as it shall determine in its discretion. The terms and conditions of any such Shares shall be established by the Administrator and in any agreement between the Company and the Participant relating to such Shares.

7.2.1
Authorized Shares.     The aggregate number of Shares that may be awarded under the Plan shall not exceed 450,000 Shares, which may be authorized but unissued Shares. If any Shares granted pursuant to the Plan are forfeited or otherwise surrendered or canceled, any such Shares shall thereafter be available for further awards under the Plan. The Administrator shall adjust the number of Shares available for awards in the event of any share split, share dividend, recapitalization, corporate reorganization or similar event so that the number of Shares which may be awarded following such event is proportionate to the number of Shares that could be awarded before such action.

Section 8. General Provisions

8.1
Plan Amendment Or Termination.     The Board may at any time amend or terminate the Plan, provided that the Board shall submit any Plan amendment to the Company’s stockholders for their approval if and to the extent such approval is required under Section 162(m) of the Code, any stock exchange rules, or other applicable laws. Nothing herein shall be considered as preventing the Administrator from making adjustments to the performance goals or to an Individual Award Opportunity to reflect unusual or non-recurring events, including, but not limited to those specified in Section 5.4 to the extent that such adjustment will not adversely affect the bonus award from qualifying as performance-based compensation under Section 162(m) of the Code.

8.2	Applicable Law. All issues arising under the Plan shall be governed by, and construed in accordance with, the laws of the State of New York, applied without regard to conflict of law principles.

8.3
Tax Withholding.     The Company (and its Affiliates) shall have right to make such provisions and take such action as it may deem necessary or appropriate for the withholding of any and all Federal, state and local taxes that the Company (or any of its Affiliates) may be required to withhold.

8.4
No Employment Right Conferred.     Participation in the Plan shall not confer on any Participant the right to remain employed by the Company or any of its Affiliates, and the Company and its Affiliates specifically reserve the right to terminate any Participant’s employment at any time with or without cause or notice.

8.5	Impact of Plan Awards on Other Plans. Neither the adoption of the Plan nor the submission of the Plan to the Company’s stockholders for their approval shall be construed as limiting the power of the

Board or the Administrator to adopt such other incentive arrangements as it may otherwise deem appropriate.

8.6	Unfunded Status. The Plan shall be unfunded and the obligations under the Plan shall not be secured by any security interest, pledge or encumbrance on any property of the Company or any Affiliate.

8.7
Effective Date.     The Plan shall be effective for Performance Periods commencing on and after January 1, 2004 and shall remain effective until terminated by the Board; provided, however, that the continued effectiveness of the Plan shall be subject to the approval of the Company’s stockholders at such times and in such manner as may be required pursuant to Section 162(m).

APPENDIX C

PXRE GROUP LTD.

DIRECTOR STOCK PLAN
(Including Amendments through February 11, 2004)

Section 1. Purpose

The purpose of the Plan is to secure for PXRE Group Ltd. and its shareholders the benefits inherent in increased common stock ownership by directors of the Company who are not employees of the Company or any of its subsidiaries.1

Section 2. Definitions

Whenever used in this plan, the following terms shall have the definitions set forth in this section:

2.1. “Annual Meeting” shall mean the annual meeting of the shareholders of the Company.

2.2. “Board” shall mean the Board of Directors of PXRE Group Ltd.

2.3. “Change of Control” has the meaning provided in Section 8.2 of the Plan.

2.4. “Class IV Director” means a Director who has been designated by the holders of the Company’s Preferred Shares or Convertible Common Shares.

2.5. “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.6. “Company” shall mean PXRE Group Ltd.

2.7. “Date of Grant” shall mean the date of the Annual Meeting as of which a Director is granted an Option or Restricted Shares or such other date as provided for under Sections 5.1 or 6.1.

2.8. “Designator” shall mean the shareholder or shareholders of a class of the Company’s Preferred Shares or Convertible Common Shares who designated a Class IV Director.

2.9. “Director” shall mean a member of the Board who is not a full-time employee of the Company or a subsidiary.

2.10. “Disability” shall mean the inability, in the judgment of the Board, of a Director to perform his or her duties due to mental or physical impairment.

2.11. “Effective Date” shall mean the date provided in Section 13 of the Plan.

[1]
The Plan was originally a plan of PXRE Corporation, a Delaware corporation (“PXRE Corp.”), which provided, among other things, for the grant of PXRE Corp. common stock. Pursuant to an Agreement and Plan of Merger dated as of July 7, 1999 among the Company, PXRE Corp. and PXRE Merger Corp., PXRE Corp. reorganized so that, among other things, the Company, a Bermuda corporation, became the parent holding company for PXRE Corp. As a result of the reorganization, each outstanding share of PXRE Corp. under the Plan was automatically converted into one common share of the Company. Additionally, pursuant to the reorganization, the Company assumed all of the obligations of PXRE Corp. under the Plan.

2.12. “Fair Market Value” as of any day shall mean the arithmetic mean of the per share bid and asked price for Shares on such day as reported by the NASDAQ Interdealer Quotation System, or if the shares are listed on an exchange, the average of the high and low per share prices quoted for Shares on such date. If the Shares are not publicly traded, Fair Market Value shall be determined by the Board in a manner consistent with the requirements of Section 422 of the Code.

2.13. “Option” shall mean an option to purchase Shares granted under Section 5 of the Plan.

2.14. “Restricted Period” shall have the meaning provided in Section 6.1 of the Plan.

2.15. “Restricted Share” shall mean a Share subject to the conditions and restrictions set forth in Section 6 of the Plan.

2.16. “Retirement” shall mean retirement from the Board as of the Annual Meeting coinciding with or next following the Director’s attainment of age 72 or, with the consent of the Board, on or following the Director’s (i) completion of 10 years of service on the Board, or (ii) attainment of age 65.

2.17. “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.18. “Shares of Stock” or “Shares” shall mean Common Shares, par value $1.00 per share, of the Company.

2.19. “Term-year” shall mean the period from one Annual Meeting to the subsequent Annual Meeting.

Section 3. Amount of Stock

The stock which may be issued and sold under the Plan shall not exceed 500,000 Shares, subject to adjustment as provided in Section 6 below. The Shares to be issued may be either authorized and unissued shares, issued shares acquired by the Company or its subsidiaries or any combination thereof. In the event that Options granted under the Plan shall terminate or expire without being exercised in whole or in part, or Restricted Shares are forfeited prior to the lapse of the Restricted Period, Shares subject thereto will be available for the grant of new Options or Restricted Shares.

Section 4. Eligibility

Each Director shall be eligible to receive an Option and Restricted Shares in accordance with Sections 5 and 6 below.

Section 5. Terms and Conditions of Options

Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

5.1. Option Grants.     As of the date of the Annual Meeting each year on and after the Effective Date, each Director who has been elected or re-elected or who is continuing as a member of the Board as of the adjournment of the Annual Meeting shall automatically receive an Option for 5,000 Shares. In addition, if a Director’s service on the Board terminates as a result of Retirement or Disability on a date that is later than six months following the date of the previous Annual Meeting, the Board may grant such Director an Option for 5,000 Shares on the Director’s date of termination.

5.2. Exercise Price.     The Option exercise price shall be the Fair Market Value of the Shares on the Date of Grant of the Option. Except as provided in Section 7, Options granted under the Plan may not be repriced.

5.3. Vesting.     Except as provided in Sections 5.4, 5.5 and 8.1, no portion of an Option shall be exercisable prior to the Director’s completion of one Term-year on the Board next following the Date of Grant, and thereafter the Option shall be exercisable with respect to 1,666 Shares on and after the Director’s completion of his or her first Term-year following the Date of Grant, it shall be exercisable for an additional 1,667 Shares on and after the Director’s completion of a second Term-year following the Date of Grant, and it shall be exercisable for the remaining 1,667 Shares on or after the Director’s completion of a third Term-year after the Date of Grant; provided, however, that any Option granted to a Director upon the termination of service on the Board due to Disability or Retirement as provided in Section 5.1 hereof, shall be fully vested on the Date of Grant. Notwithstanding the foregoing, but subject to Sections 5.4, 5.5(c) and 8.1, Options granted as of the date of an Annual Meeting that have been issued to a Class IV Director’s Designator (or to an affiliate of the Designator) pursuant to Section 9.2 will become exercisable in three equal installments on each the three Annual Meetings following the Date of Grant as long as the Class IV Director’s Designator (or affiliate) continues to hold a class of shares that has the right to appoint a Class IV Director, regardless of whether such Director’s service terminates with the Company or with the Class IV Director’s Designator (or an affiliate of the Designator) for any reason.

5.4. Option Expiration.     No portion of an Option shall be exercisable after the expiration of ten years from the Option’s Date of Grant.

5.5. Exercise When No Longer a Director.     No Option shall be exercisable unless the person exercising the Option has been, at all times during the period beginning with the Date of Grant of the Option and ending on the date of such exercise, a Director of the Company, except that:

(a) Retirement or Disability.     If such a person shall cease to be a Director by reason of Retirement or Disability while holding an Option (whether or not then exercisable) that has not expired, such person may, at any time within three years following such termination (but in no event after the Option has expired under the provisions of Section 5.4), exercise the Option with respect to any Shares as to which such person has not exercised the Option on the date the person ceased to be a Director; provided, however, that no Shares issuable on exercise of the Option may be sold, assigned, pledged or otherwise transferred for the period of time after the date of the grant of the Option as is specified in Rule 16b-3;

(b) Death.     If such a person shall cease to be a Director by reason of death while holding an Option (whether or not then exercisable) that has not expired, his or her executors, administrators, heirs, legatees or distributees, as the case may be, may, at any time within three years following such termination (but in no event after the Option has expired under the provisions of Section 5.4), exercise the Option with respect to any shares as to which such person has not exercised the Option on the date the person died; provided, however, that no Shares of Stock issuable on exercise of the Option may be sold, assigned, pledged or otherwise transferred for the period of time after the date of the grant of the Option as is specified in Rule 16b-3;

(c) Class IV Directors.

(i)
Notwithstanding anything contained herein to the contrary (other than Section 8.1), as to Options granted as of the date of an Annual Meeting that have been issued to a Class IV Director’s Designator (or to an affiliate of the Designator) pursuant to Section 9.2, such Options, to the extent unvested, will terminate immediately at the time that the Class IV

Director’s Designator (or affiliate) ceases to hold a class of shares that has the right to appoint a Class IV Director, and to the extent vested, will terminate three months thereafter, and such Options will not otherwise terminate by reason of such Class IV Director’s termination of service with the Company, provided that in no event will such Options be exercisable after the Option has expired under the provisions of Section 5.4 above.

(ii)
Notwithstanding anything contained herein to the contrary (other than Section 8.1), in the event that a Class IV Director’s service with the Board is terminated other than by reason of Retirement, death or Disability, all outstanding unvested Options shall be transferred to such Class IV Director’s Designator (or affiliate of the Designator) or, if there is more than one Designator, to each Designator (or affiliates of such Designators) on a ratable basis determined based on the percentage of each Designator’s ownership of the class of securities entitled to make such designation, and will continue to vest on such schedule as was applicable to such Class IV Director prior to the Class IV Director’s termination of service on the Board. Such Options, to the extent unvested, will terminate immediately at the time that the Class IV Director’s Designator (or affiliate) ceases to hold a class of shares that has the right to appoint a Class IV Director, and to the extent vested, will terminate three months thereafter, provided that in no event will such Options be exercisable after the Option has expired under the provisions of Section 5.4 above

(d) Other.     If such a person shall cease to be a Director for reasons other than Retirement, Disability or death, while holding an Option then exercisable that has not expired, such person may, at any time within three months after the date he or she ceases to be a Director (but in no event after the Option has expired under the provisions of Section 5.4 above), exercise the Option with respect to any Shares as to which such person could have but has not exercised the Option on the date the person ceased to be a Director; and

(e) Death of a Former Director.     If any person should die within three years following the date he or she ceased to be a Director by reason of Retirement or Disability or within three months following the date he or she ceased to be a Director for reasons other than Retirement, Disability or death, the decedent’s estate or any person who acquires the right to exercise the Option by reason of the decedent’s death may exercise the Option (to the extent that the decedent was entitled to do so on the date the decedent ceased to be a Director) at any time (but in no event after the Option has expired under the provisions of Section 5.4) within the period ending on the later of (i) the last day of the period within which the decedent could have exercised the Option but for his or her death and (ii) the first anniversary of such person’s death.

5.6. Exercise Notice.     A Director may exercise all or part of an Option that is exercisable under Section 5.5 by delivering a written notice substantially in the form attached hereto to the Treasurer of the Company specifying the number of Shares to be purchased and providing payment in full of the exercise price in United States dollars by certified check or bank draft. Notwithstanding the foregoing, the exercise price, plus any required Federal income tax or other withholding amount, may be paid when the Shares underlying the Option are issued, or in such other manner as the Board may approve.

5.7. Personal Representatives.     In the event any Option is exercised by the executors, administrators, heirs, legatees or distributees of the estate of a deceased Director or by the guardian or legal representative of a disabled former Director, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased Director’s estate or the proper legatees or distributees thereof or the duly appointed guardian or legal representative of the disabled former Director.

Section 6. Terms and Conditions of Restricted Shares

All Restricted Shares shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions (“Restricted Share Agreement”):

6.1. Restricted Share Grants.

(a) Generally.     As of the date of the Annual Meeting each year, each Director who has been elected or reelected or who is continuing as a member of the Board as of the adjournment of the Annual Meeting shall automatically receive 2,500 Restricted Shares. In addition, if a Director’s service on the Board terminates as a result of Retirement or Disability more than six months following the date of the previous Annual Meeting, the Board may grant such Director 1,000 fully vested Restricted Shares on the Director’s date of termination.

(b) Restricted Period.     With respect to the Restricted Shares that are granted each year as of the date of the Annual Meeting, the Company shall transfer from its authorized but unissued Shares to each Director and shall hold the certificates representing such Shares for the Director for the three year Restricted Period as described in Section 6.2 below. Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by a Director during the Restricted Period, except as hereinafter provided. Except for the restrictions set forth herein, a Director shall have all the rights of a shareholder with respect to his or her Restricted Shares, including but not limited to the right to vote and the right to receive dividends (which if in Shares shall be restricted under the same terms and conditions as the Shares to which they relate).

(c) Legend.     Each certificate for Shares transferred or issued to a Director shall be registered in the name of the Director and shall bear the following (or a similar) legend:

“THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE PXRE GROUP LTD. DIRECTOR STOCK PLAN (THE “PLAN”) APPLICABLE TO RESTRICTED SHARES AND TO THE RESTRICTED SHARE AGREEMENT DATED                         (THE “AGREEMENT”), AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED, OR OTHERWISE DISPOSED OF OR ENCUMBERED IN ANY MANNER DURING THE RESTRICTED PERIOD SPECIFIED IN SUCH AGREEMENT. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”

6.2. Lapse of Restricted Period.

(a) Generally.     The Restricted Period shall commence upon the award of Restricted Shares and, unless sooner terminated as provided in this Section 6.2 or Section 8 hereof, shall continue for three years; provided, however, that except as provided in this Section 6.2 or Section 8 hereof, the restrictions on each annual grant of Restricted Shares will lapse with respect to 333 Shares on and after the Director’s completion of his or her first Term-year following the Date of Grant, restrictions on an additional 333 Shares will lapse on and after the Director’s completion of his or her second Term-year following the Date of Grant, and the restrictions on 334 Shares will lapse on and after the Director’s completion of his or her third Term-year following the Date of Grant; provided, further, any Restricted Shares granted to a Director upon termination of service on the Board as a result of Disability or Retirement pursuant to Section 6.1 hereof will be fully vested upon the Date of Grant.

(b) Retirement, Death or Disability.     If such person shall cease to be a Director by reason of Retirement, death or Disability while holding Restricted Shares, the Restricted Period covering all Shares transferred to such Director under the Plan shall immediately lapse upon such Director’s termination of directorship due to Retirement, death or Disability.

(c) Other.     If such person shall cease to be a Director for reasons other than Retirement, death or Disability, all Shares owned by such Director for which the Restricted Period has not lapsed shall revert back to the Company upon such termination and shall be available for grant in subsequent Restricted Share awards.

(d) Class IV Directors.

(i) Notwithstanding anything contained herein to the contrary (other than Section 8.1), the Restricted Period relating to Restricted Shares granted as of the date of an Annual Meeting that have been issued to a Class IV Director’s Designator (or to an affiliate of the Designator) pursuant to Section 9.2 will lapse in three equal installments on each the three Annual Meetings following the Date of Grant as long as the Class IV Director’s Designator (or affiliate) continues to hold a class of shares that has the right to appoint a Class IV Director, regardless of whether such Director’s service terminates with the Company or with the Class IV Director’s Designator (or an affiliate of the Designator) for any reason. In the event that the Class IV Director’s Designator (or affiliate) ceases to hold a class of shares that has the right to appoint a Class IV Director, all unvested Restricted Shares issued to such Designator (or affiliate) will be forfeited at such time.

(ii) Notwithstanding anything contained herein to the contrary (other than Section 8.1), in the event that a Class IV Director’s service with the Board is terminated other than by reason of Retirement, death or Disability, all Restricted Shares that have not otherwise lapsed shall be transferred to such Class IV Director’s Designator (or affiliate of the Designator) or, if there is more than one Designator, to each Designator (or affiliates of such Designators) on a ratable basis determined based on the percentage of each Designator’s ownership of the class of securities entitled to make such designation, and will continue to vest on such schedule that was applicable to such Class IV Director prior to the Class IV Director’s termination of service on the Board. In the event that the Class IV Director’s Designator (or affiliate) ceases to hold a class of shares that has the right to appoint a Class IV Director, all unvested Restricted Shares issued to such Designator (or affiliate) will be forfeited at such time.

(e) Exchange Act Limitations.     No Shares received under a Restricted Share award may be sold, assigned, pledged or otherwise transferred for the period of time after the date such Restricted Share award was granted as is specified in Rule 16b3.

(f) Issuance of New Certificates.     Upon the lapse of the Restricted Period with respect to any Shares, such Shares shall no longer be subject to the restriction imposed in the Restricted Share Agreement, and the Company shall issue new share certificates respecting such shares registered in the name of the Participant without the legend described in Section 6.1 in exchange for those previously issued.

Section 7. Adjustment in the Event of Change in Stock

In the event the outstanding Shares are increased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination of Shares or other corporate change, the Board shall make such substitution or adjustment, if any, as it deems to be equitable, in the number or kind of Shares or other securities as to which Options may be granted and in the number of Shares or the exercise price under unexercised Options granted prior to such change.

In the case of any such substitution or adjustment, the aggregate Option price in each Stock Option Agreement of all the Shares covered thereby prior to such substitution or adjustment shall be the Option price for all the shares or other securities substituted for such Shares or to which such Shares are adjusted, and the Option price per share after such substitution or adjustment shall be determined accordingly; provided, however, that no such determination shall obligate the Company to issue or sell fractional shares or other securities.

Section 8. Acceleration

8.1. Change of Control; Delisting.     Notwithstanding any other provisions of the Plan, upon the earlier of (a) a “Change of Control” of the Company (as defined below), or (b) the Shares of the Company ceasing to be publicly traded, any unexercisable portion of an Option shall become exercisable and the Restricted Period covering all Shares shall immediately lapse.

8.2. Change of Control Defined.     For the purposes hereof, a “Change of Control” of the Company shall be deemed to have occurred if:

(a) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company becomes the “beneficial owner” (as determined for purposes of Regulation 13-D under the Exchange Act as currently in effect), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(b) the shareholders of the Company approve (i) any merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) any sale or other disposition (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

(c) the shareholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company; or

(d) during any period of two consecutive years (not including any period prior to June 8, 1995), individuals who at the beginning of such period constitute the entire Board of the Company and any new director, whose election to the Board or nomination for election to the Board by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

Section 9. Miscellaneous Provisions

9.1. No Right to Directorship.     Neither the Plan nor any action taken hereunder shall be construed as giving any Director any right to be retained in the service of the Company.

9.2. Nontransferability.     A Director’s interest in an Option or in Restricted Shares and his or her rights under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except under a qualified domestic relations order (as defined in Section 414(p) of the Code) or, in the event of Director’s death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Director in the Plan shall be subject to any obligation or liability of such Director;

provided, however, that any Class IV Director shall have the right to cause the Company to grant Options or Restricted Shares to which such Director would otherwise be entitled directly to such Director’s Designator (or to an affiliate of the Designator). Except as otherwise provided by the Board or herein, any Options or Restricted Shares granted to the Designator of a Class IV Director (or to any affiliate of the Designator) shall remain subject to the terms and conditions of the Plan as would apply if the Options and/or Restricted Shares were retained by such Class IV Director.

9.3. Compliance with Law.     No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal, state and other securities, insurance and other laws and regulations.

9.4. Expenses.     The expenses of the Plan shall be borne by the Company.

9.5. Unfunded.     The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares upon exercise of any Option under the Plan and issuance of Shares upon exercise of Options shall be subordinate to the claims of the Company’s general creditors.

9.6. Acceptance.     By accepting any Option, Restricted Share, or other benefit under the Plan, each Director and each person claiming under or through such person shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

9.7. Construction.     It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 or any successor rule, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Board may adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

In all other respects the Plan and Restricted Shares and Options granted thereunder shall be governed by, and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

Section 10. Amendment or Discontinuance

The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, including, but not limited to, amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that except as provided in Section 7 above, the Board may not, without further approval by the holders of a majority of the outstanding Shares of the Company entitled to vote thereon increase the maximum number of Shares as to which Options or Restricted Shares may be granted under the Plan, increase the number of shares that may be awarded under the Plan, change the Option exercise price described in Section 5.2 above, extend the period during which awards may be granted or exercised under the Plan or change the class of persons eligible to receive awards under the Plan. Subject to the provision of Section 9.7 relating to Rule 16b-3, no amendment of the Plan shall materially and adversely affect any right of any Director with respect to any Option or Restricted Share theretofore granted without such Director’s written consent.

Section 11. Administration

The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying Options and Restricted Shares granted under the Plan. The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except in circumstances involving actual bad faith.

Section 12. Termination

This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)	upon the adoption of a resolution of the Board terminating the Plan; or

(b)	immediately following the automatic grant of Options at the Annual Meeting in 2013.

Section 13. Effective Date of Plan

The Plan originally became effective as a Plan of PXRE Corporation, a Delaware corporation, as of April 20, 1995, and the adoption of the Plan was approved by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present in person or represented by proxy at the 1995 Annual Meeting of Shareholders of PXRE Corporation.2

[2]	See Footnote 1.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

PXRE GROUP LTD.

May 5, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
1. (Common Shares only)				FOR	AGAINST	ABSTAIN
FOR ALL NOMINEES	NOMINEES:	2.	To approve the recommendation of the Audit Committee of the Board of Directors that KPMG LLP be appointed as the Company’s independent auditors for the fiscal year ending December 31, 2004, and to refer the determination of the independent auditors’ remuneration to the Audit committee of the Board of Directors.
	Gerald L. Radke
WITHHOLD AUTHORITY FOR ALL NOMINEES	F. Sedgwick Browne	3.	To approve the adoption of the PXRE 2004 Incentive Bonus Compensation Plan.

FOR ALL EXCEPT (See instructions below)		4.	To approve the adoption of amendments to the PXRE Director Stock Plan.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PXRE GROUP LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 5, 2004

This Proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Jeffrey L. Radke and John M. Modin, and each of them, with full power of substitution, the proxies of the undersigned to vote all of the Common Shares and/or Preferred Shares of PXRE Group Ltd., which the undersigned is entitled to vote at the Annual General Meeting of Shareholders of PXRE Group Ltd. to be held at the Company’s headquarters, The Swan Building, 26 Victoria Street, Hamilton HM12, Bermuda, on May 5, 2004, commencing at 9:00 a.m., local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present upon:

UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF KPMG AS INDEPENDENT AUDITORS AND TO REFER THEIR REMUNERATION TO THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS, FOR THE APPROVAL OF THE PXRE 2004 INCENTIVE BONUS COMPENSATION PLAN, FOR THE ADOPTION OF AMENDMENTS TO THE PXRE DIRECTOR STOCK PLAN, AND TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

(Continued and to be signed on the reverse side)